================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a)> OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A- 6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL CITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

      ----------------------------

  (2) Aggregate number of securities to which transaction applies:

      ----------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------

  (4) Proposed maximum aggregate value of transaction:

      ----------------------------

  (5) Total fee paid:

      ----------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
                             -------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
                                                   ---------------------

  (3) Filing Party:
                    ----------------------------------------------------

  (4) Date Filed:
                 -------------------------------------------------------

================================================================================

National City Corporation
[LOGO]

                               ------------------

February 26, 1997

Dear Stockholder:

  You are invited to attend the Annual Meeting of Stockholders of National City Corporation, which will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, OH 44114, on Monday, April 14, 1997, commencing at 10:00 a.m., EASTERN DAYLIGHT TIME.

  The primary business of the meeting will be the election of directors for the coming year, the adoption of the National City Corporation 1997 Stock Option Plan, the adoption of the National City Corporation 1997 Restricted Stock Plan, the approval of the proposal to increase the total number of shares of National City Corporation's authorized capital stock from 355,000,000 to 705,000,000, the approval of the selection of Ernst & Young LLP as independent auditors for 1997, and to transact such other business as may properly come before the meeting.

  The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report, including financial statements, for the year 1996 was delivered to you previously. We shall report to you at the meeting on the business and affairs of National City Corporation.

  Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person; but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with National City Corporation, the mailing address of the executive offices of the Corporation is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

/s/ DAVID A. DABERKO

DAVID A. DABERKO
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of
NATIONAL CITY CORPORATION

  The Annual Meeting of Stockholders of National City Corporation will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, OH 44114, on Monday, April 14, 1997, at 10:00 a.m., EASTERN DAYLIGHT TIME, for the purpose of considering and voting upon the following matters:

        1. The election of directors;

        2. The adoption of the National City Corporation 1997 Stock Option Plan;

        3. The adoption of the National City Corporation 1997 Restricted Stock Plan;

        4. The approval of the proposal to increase the total number of shares of National City Corporation's authorized capital stock from 355,000,000 to 705,000,000;

        5. The approval of the selection of independent auditors for 1997; and

        6. The transaction of such other business as may properly come before the meeting.

  Stockholders of record on February 21, 1997, are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at the offices of National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

  All shareholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to National City. If you attend the meeting and vote in person, your vote will supersede your proxy.

  Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

/s/ DAVID L. ZOELLER

DAVID L. ZOELLER
Secretary

February 26, 1997

PROXY STATEMENT

FEBRUARY 26, 1997

SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National City Corporation ("National City") of the accompanying proxy to be used at the Annual Meeting of Stockholders of National City (the "Annual Meeting"), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National City's Common Stock ("National City Common"). The Annual Meeting will be held on Monday, April 14, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted as set forth therein. Any proxy may be revoked by the person giving it at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of National City of a revocation, or by such person appearing at the meeting and electing to vote in person.

INFORMATION AS TO VOTING SECURITIES

  The Board of Directors has fixed the close of business on February 21, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On the record date National City
had              shares of National City Common outstanding, each of which is entitled to one vote on all matters to be acted upon at the meeting.

BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors of National City has responsibility for establishing broad corporate policies and overall performance of National City. However, it is not involved in the day-to-day operating details of National City's business. Members of the Board are kept informed of National City's business through various documents and reports provided by the Chairman and other officers of National City and by participating in Board and committee meetings. Each director has access to all books, records, and reports of National City; and members of management are available at all times to answer their questions.

  In 1996, the Board of Directors of National City held five meetings. Average attendance by directors at those meetings was 91% and, except for Mr. Weiss, all directors attended 75% or more of the meetings of the Board and the board committees they were scheduled to attend. Except for Messrs. Brandon, Evans, and Weiss, all of the persons nominated and elected as directors of National City at National City's 1996 Annual Meeting of Stockholders attended that Annual Meeting.

  The Board of Directors of National City has established several permanent committees comprising directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Compensation and Organization Committee, the Executive Committee, the Nominating Committee, the Public Policy Committee and the Investment Committee, each of which is described below. The members of each of those committees are identified in the biographical material of the nominees for election of Directors beginning at page 8.

  THE AUDIT COMMITTEE. The Audit Committee is required to meet at least semiannually and met three times during 1996. The Audit Committee is composed of directors who are independent of the management of National City and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National City and any subsidiary is carried out by the Audit Committee through the general auditor and the independent auditors. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of National City, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor, and the management of National City.

  THE COMPENSATION AND ORGANIZATION COMMITTEE. The Compensation and Organization Committee meets on the call of the Chairman of the Board of Directors and met six times during 1996. The Compensation and Organization Committee considers matters relating to compensation policy and compensation of senior officers of National City and its subsidiaries and makes recommendations to the Board of Directors on matters relating to succession and organization of senior executive management. Under the terms of each of National City's 1984 Stock Option Plan, as amended; the 1989 Stock Option Plan; and the 1993 Stock Option Plan, as amended; the Compensation and Organization Committee is authorized to grant stock option rights and stock appreciation rights to officers and employees of National City and its subsidiaries. The Compensation and Organization Committee also determines participants and establishes the peer group for the Long-Term Incentive Compensation Plan and the Annual Corporate Performance Incentive Plan and sets the awards granted pursuant to the Short-Term Incentive Compensation Plan. The Compensation and Organization Committee also determines those employees who are eligible to receive awards of restricted stock under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan.

  THE EXECUTIVE COMMITTEE. The Executive Committee meets on the call of the Chairman of the Board of Directors and did not meet during 1996. The Executive Committee is empowered to exercise all powers and perform all duties of the Board of Directors as permitted by applicable law when the Board is not in session.

  THE NOMINATING COMMITTEE. The Nominating Committee meets on the call of the Chairman of the Board of Directors and met once during 1996. The Nominating Committee confers, advises, and recommends with respect to nominations in filling vacancies on the Board of Directors. Stockholders may submit the name of a possible nominee to the Chairman, who will arrange for that person to be given consideration by the Nominating Committee. Further, stockholders may make nominations from the floor at the Annual Meeting of Stockholders.

  THE PUBLIC POLICY COMMITTEE. The Public Policy Committee meets on the call of the Chairman of the Committee and met twice during 1996. The Public Policy Committee has responsibility to oversee the various policies and programs of National City as they pertain to its relationships with employees, regulatory agencies, governments, charitable organizations, and the general public.

  THE INVESTMENT COMMITTEE. The Investment Committee meets on the call of the Chairman of the Board of Directors and met twice during 1996. The Investment Committee is empowered to oversee investments and interest rate risk management.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors of National City who are not officers of National City, or any of its subsidiaries, receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the Board, and of each committee thereof, which they attend. The yearly retainer is $22,000*. The fee for attendance at any Board meeting or any committee meeting that is scheduled for a day other than a day on which there is scheduled a meeting of the full Board of Directors is $2,000. The fee for attendance at any committee meeting where such meeting is scheduled on the same day as a scheduled meeting of the Board of Directors is $1,000. Each of the non-officer chairpersons of committees of the Board of Directors of National City receives an additional annual retainer of $2,500 paid in quarterly installments. Under a plan for the deferred payment of director's fees, a director may elect to have the payment of fees deferred until later years.

  In addition, each non-officer who is first elected or appointed as a member of the Board is awarded 1,000 shares of National City Common, subject to transfer restrictions. Furthermore, each year in which a non-officer is reelected or reappointed as a member of the Board, such individual is to be awarded an additional 200 shares of National City Common, the transfer of which also is restricted. The restrictions on such shares of National City Common do not expire until the earlier of the individual director's death, disability, a change-in-control or a date nine months after the date of the award.

STOCKHOLDER ACTION

1.  ELECTION OF DIRECTORS -- NATIONAL CITY

  Directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and have qualified. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the nominees listed as directors, whose number is eighteen, the total authorized number of directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

---------------

* Each individual director who is not an officer of National City or any of its subsidiaries and is a member of the board of directors of a subsidiary receives compensation from the subsidiary for his responsibilities at that subsidiary.

  The eighteen nominees for election to the Board of Directors are identified on
pages   through   . All of the nominees are presently directors of National
City. All of the incumbent members of the Board of Directors were elected at the last Annual Meeting, except for Messrs. Broadhurst, Paul, Roemer and Schuler, who were appointed to the Board of Directors during 1996. The following material contains biographical information concerning each nominee, including recent employment, positions with National City, other directorships, age, and the number of shares of National City Common beneficially owned, all as of February 14, 1997. Unless otherwise indicated, the nominee has sole voting and investment power with respect to National City's securities shown to be owned by him. Options that are exercisable within 60 days of February 14, 1997 are separately
noted (See Beneficial Ownership at page   ).

VOTE BY STOCKHOLDERS

  The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

NOMINEES FOR ELECTION AS DIRECTORS

[photo] SANDRA HARDEN AUSTIN, Retired as President, Physician Services, Caremark International, a provider of health care products and services, during 1996. Executive Vice President and Chief Operating Officer of University of Chicago Hospitals from 1990 to 1993. Director of National City since 1990. Chairperson of the Investment Committee and Member of the Executive and Audit Committees. Age 49. Shares of National City Common owned: 2,734.

[photo] CHARLES H. BOWMAN, Retired as Chairman and Chief Executive Officer of BP America Inc., a diversified petroleum and natural resources company, during 1996, Managing Director of BP Australia Limited from 1990 to 1994. Director of National City since 1994. Chairperson of the Public Policy Committee and Member of the Executive and Investment Committees. Age 61. Shares of National City Common owned: 3,200.

[photo] EDWARD B. BRANDON, Retired as Chairman of the Board of National City in 1995. Chairman of the Board and Chief Executive Officer of National City from 1987 to 1995. Director of Premier Industrial Corp., RPM, Inc. and The Standard Products Company. Director of National City since 1986. Member of the Executive and Nominating Committees. Age 65. Shares of National City Common owned: 76,305; options exercisable within 60 days: 376,368.

[photo] JOHN G. BREEN, Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of coatings, since 1980. Director of The Sherwin-Williams Company, The Mead Corporation, Parker-Hannifin Corporation, and Goodyear Tire & Rubber Co. Director of National City since 1979. Chairman of the Compensation and Organization Committee, and Member of the Executive and Nominating Committees. Age 62. Shares of National City Common owned: 30,400.

[photo] JAMES S. BROADHURST, Chairman and Chief Executive Officer of Eat'n Park Restaurants, a chain of family restaurants, since 1984. Director of Sheetz, Inc. Director of National City since 1996. Member of the Audit and Compensation and Organization Committees. Age 53. Shares of National City Common owned:
                  3,900; options exercisable within 60 days: 6,000.

[photo] DUANE E. COLLINS, President and Chief Executive Officer of Parker Hannifin Corporation, a durable goods manufacturer, since 1993. Vice Chairman of Parker Hannifin Corporation for the previous year. President -- International 1987 to 1992. Director of Parker Hannifin Corporation and The Sherwin-Williams Company. Director of National City since 1995. Member of the Compensation and Organization and Public Policy Committees. Age: 60. Shares of National City Common owned: 4,600.

[photo] DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of National City since 1995. President and Chief Operating Officer of National City from 1993 to 1995 and Deputy Chairman of National City from 1987 to 1993. Director of the Student Loan Marketing Association. Director of National City since 1988. Chairman of the Executive and Nominating Committees. Age 51. Shares of National City Common owned: 136,127; options exercisable within 60 days:
                  225,088.

[photo] DANIEL E. EVANS, Chairman of the Board and Chief Executive Officer of Bob Evans Farms, Inc., a restaurant and food products company, since 1971. Director of Bob Evans Farms, Inc. and The Sherwin-Williams Company. Director of National City since 1992. Chairperson of the Audit Committee and Member of the Compensation and Organization Committee. Age 60. Shares of National City Common owned: 6,316.

[photo] OTTO N. FRENZEL III, Retired as Chairman of National City Bank of Indiana in 1995. Chairman of National City Bank of Indiana, a wholly owned subsidiary of National City, from 1992 to 1995. Chairman and Chief Executive Officer of Merchants National Corporation from 1979 to 1992. Director of American United Life Insurance Company; Baldwin & Lyons, Inc.; Indiana Energy, Inc.; IPALCO Enterprises, Inc; and IWC Resources Corp. Director of National City since 1992. Member of the Executive and Nominating Committees. Age 66. Shares of National City Common owned: 1,428,470; options exercisable within 60 days: 11,000. Mr. Frenzel shares voting and investment powers as to an additional 153,650 shares of National City Common.

[photo] BERNADINE P. HEALY, M.D., Professor of Medicine and Dean of Ohio State University College of Medicine since 1995. Sr. Policy Advisor, The Cleveland Clinic Foundation from 1994 to 1995. Past Director of the National Institutes of Health from 1991 to 1993. Director of Medtronic Inc. and Invacare Corporation. Director of National City since 1995. Previously a Director from 1989 to 1990. Member of the Public Policy and Investment Committees. Age 52. Shares of National City Common owned: 4,329.

[photo] JOSEPH H. LEMIEUX, Chairman and Chief Executive Officer of Owens-Illinois, Inc., a manufacturer of packaging products, since 1990. Director of Owens-Illinois, Inc.; Health Care and Retirement Corporation; Libbey Inc.; and Consol Limited (Johannesburg Exchange). Director of National City since 1988. Member of the Executive and Compensation and Organization Committees. Age 65. Shares of National City Common owned:
                  3,156.

[photo] W. BRUCE LUNSFORD, Chairman of the Board, President and Chief Executive Officer of Vencor, Inc., a diversified healthcare provider, since 1985. Director of Vencor, Inc.; Churchill Downs, Incorporated; and Res-Care, Inc. Director of National City since 1995. Member of the Audit and Public Policy Committees. Age 49. Shares of National City Common owned:
                  15,200.

[photo] ROBERT A. PAUL, President and Chief Executive Officer of Ampco-Pittsburgh Corporation, a manufacturer of engineered equipment and steel products, since 1994. President and Chief Operating Officer from 1979-1994. Executive Vice President and Director of the Louis Berkman Company. Director of National City since 1996. Member of the Investment Committee. Age 59. Shares of National City Common owned: 867,600.

[photo]           WILLIAM R. ROBERTSON, President of National City since 1995.
                  Deputy Chairman of National City from 1987 to 1995. Director of Capitol American Financial Corporation. Director of National City since 1988. Member of the Investment Committee. Age 55. Shares of National City Common owned: 158,125; Mr. Robertson shares voting and investment powers as to an additional 10,000 shares; options exercisable within 60 days:
                  108,097.

[photo] WILLIAM F. ROEMER, Retired as Chairman of the Board and Chief Executive Officer of Integra Financial Corporation, a diversified financial services corporation, during 1996 after the merger of Integra Financial Corporation with and into National City. Served as Chairman and Chief Executive Officer of Integra Financial Corporation since 1991 and President and Chief Executive Officer since 1989. Director of National City since 1996. Member of the Executive and Nominating Committees. Age 63. Shares of National City Common owned: 41,022; options exercisable within 60 days: 458,446.

[photo] MICHAEL A. SCHULER, Chairman of the Board, President and Chief Executive Officer of Zippo Manufacturing Company, a manufacturer of lighters and metal products, since 1986. Director of Zippo Manufacturing Company and W.R. Case & Sons Cutlery Company. Director of National City since 1996. Member of the Audit and Public Policy Committees. Age 47. Shares of National City Common owned: 6,000; options exercisable within 60 days: 2,600.

[photo] STEPHEN A. STITLE, Chairman of the Board of National City Bank of Indiana since 1996. Vice President, Corporate Affairs of Eli Lilly and Company, a pharmaceutical company, from 1993 to 1995; Vice President of Human Resources of Eli Lilly and Company from 1987 to 1993. Director of National City since 1992. Member of the Public Policy and Investment Committees. Age 51. Shares of National City Common owned: 33,617.

[photo] MORRY WEISS, Chairman of the Board and Chief Executive Officer of American Greetings Corporation, a greeting card manufacturer, since 1993; President and Chief Executive Officer of American Greetings Corporation from 1987 to 1993. Director of American Greetings Corporation, Syratech Corporation, and Artistic Greetings Incorporated. Director of National City since 1992. Member of the Executive, Audit, and Nominating Committees. Age 56. Shares of National City Common owned: 6,600.

THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THE SLATE OF DIRECTOR NOMINEES.

BENEFICIAL OWNERSHIP

  As of February 14, 1997, National City had one class of equity security outstanding, National City Common par value $4.00.

  Beneficial ownership of National City's outstanding equity security, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City's equity securities.

  As of February 14, 1997, to the knowledge of National City, no person or firm other than National City beneficially owned more than 5% of National City Common outstanding on that date. As of February 14, 1997, no individual director, nominee, or officer beneficially owned more than 5% of National City Common outstanding. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City Common actually outstanding on such date plus an amount equal to the aggregate amount of National City Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City Common includes, as of such date, those shares which could have been acquired by the exercise of stock options and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Trust.

  As of February 14, 1997, to National City's knowledge only National City beneficially owned more than 5% of the outstanding National City Common.
National City owns             shares of National City Common which constituted
      % of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City's wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Columbus, National City Bank of Kentucky, National City Bank of Indiana and
National City Bank of Pennsylvania. Of the             shares of National City
Common as to which National City, through its subsidiaries, has voting
authority, it has sole voting authority as to             of those shares and
shared voting authority as to the remainder. Of the             shares as to
which National City, through its subsidiaries, has investment authority, it has
sole investment authority as to             of those shares and shared
investment authority as to the remainder. Included in the aggregate number of shares held as to which National City has sole voting and investment authorities
are             shares that are held under the National City Non-Contributory
Retirement Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under federal securities law, National City's directors, certain officers, and persons holding more than 10% of any class of National City's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National City's knowledge, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1996, all of National City's directors and officers satisfied such filing requirements in full with the exception of one late filing.

  Mr. Charles H. Bowman filed one late report related to a market purchase of shares of National City Common.

OWNERSHIP GUIDELINES

  National City's Board of Directors established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that each director beneficially own 6,000 shares of National City Common.

  The following table sets forth the beneficial security ownership of (a) each director and nominee of National City; (b) the chief executive officer and the four other most highly compensated executive officers of National City; and (c) all directors and executive officers of National City as a Group, as of February 14, 1997 (including shares that such individuals could have acquired by the exercise of options within 60 days):

------------------------------------------------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                     AMOUNT OF
                                                      SHARES        PERCENT      SHARE EQUIVALENT       TOTAL SHARES &
                                                    BENEFICIALLY      OF         HELD IN DEFERRED      SHARE EQUIVALENTS
 TITLE OF CLASS       NAME OF BENEFICIAL OWNER         OWNED         CLASS      COMPENSATION PLANS     BENEFICIALLY HELD
------------------------------------------------------------------------------------------------------------------------
Common Stock        Sandra Harden Austin                 2,734           *             4,337                   7,071
Common Stock        Charles H. Bowman                    3,200           *             2,808                   6,008
Common Stock        Edward B. Brandon                  452,673           *                --                 452,673
Common Stock        John G. Breen                       30,400           *                --                  30,400
Common Stock        James S. Broadhurst                  9,900           *                --                   9,900
Common Stock        Duane E. Collins                     4,600           *             2,081                   6,681
Common Stock        David A. Daberko                   361,215           *             1,453                 362,668
Common Stock        Vincent A. DiGirolamo              157,869           *             4,455                 162,324
Common Stock        Daniel E. Evans                      6,316           *                --                   6,316
Common Stock        Otto N. Frenzel III              1,593,120            %              237               1,593,357
Common Stock        Bernadine P. Healy, M.D.             4,329           *                --                   4,329
Common Stock        Joseph H. Lemieux                    3,156           *            13,941                  17,097
Common Stock        W. Bruce Lunsford                   15,200           *                --                  15,200
Common Stock        William E. MacDonald               134,593           *                --                 134,593
Common Stock        A. Stevens Miles                   152,032           *                --                 152,032
Common Stock        Robert A. Paul                     867,600           *             5,802                 873,402
Common Stock        William R. Robertson               276,222           *                --                 276,222
Common Stock        William F. Roemer                  499,468           *               810                 500,278
Common Stock        Michael A. Schuler                   8,600           *                --                   8,600
Common Stock        Robert G. Siefers                   75,084           *             2,377                  77,461
Common Stock        Stephen A. Stitle                   33,617           *             1,067                  34,684
Common Stock        Morry Weiss                          6,600           *                --                   6,600
Common Stock        Directors and Executive                               %
                      Officers of National City
                      as a Group
------------------------------------------------------------------------------------------------------------------------

* The percent of National City Common beneficially owned is less than 1%.

2.  PROPOSAL TO ADOPT THE NATIONAL CITY 1997 STOCK OPTION PLAN.

  At the Annual Meeting of Stockholders there will be presented for stockholder approval the National City Corporation 1997 Stock Option Plan (the "Plan") which was adopted by the Board of Directors at its meeting on February 24, 1997, subject to the approval of National City's stockholders. The purpose of the Plan is to provide employment incentives and to encourage capital accumulation and stock ownership to officers and other key employees of National City or any of its subsidiaries.

  The Plan will be administered by the Board of Directors of National City which may from time to time delegate all or any part of its authority under this Plan to a Compensation and Organization Committee, a subcommittee of the Compensation and Organization Committee, or any other committee of the Board of Directors (the "Committee"). The complete text of the Plan appears as Exhibit A to this Proxy Statement. While the main features of the Plan are summarized below, such summaries are in all respects subject to the complete text of the Plan set forth in Exhibit A.

ELIGIBILITY AND PARTICIPATION

  Eligibility for participation in the Plan will be limited to those officers (including officers who are members of the Board of Directors) and other key employees of National City or of any of its subsidiaries who are materially responsible for the management, growth, and overall success of National City, as determined by the Board of Directors.

SHARES AVAILABLE UNDER THE PLAN

  The shares of National City Common subject to the Plan may be treasury shares or shares of original issue or a combination of the foregoing. The maximum number of shares of National City Common which may be sold upon the exercise of option rights granted pursuant to this Plan, shall be 15,000,000 shares of National City Common.

GRANTS OF OPTION RIGHTS

  The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting of option rights. Each such grant may utilize any or all of the authorizations and shall be subject to all of the limitations contained in the Plan. These pertain to number of shares, option price, successive grants, aggregate number of option rights, aggregate fair market value limitations, and qualification under particular provisions of the 1986 Internal Revenue Code (the "Code").

  No option right shall be exercisable more than 10 years from the date of grant. Upon exercise, the option price shall be payable in cash, or by the transfer to National City by the optionee of shares of National City Common with a value equal to the total option price, or by a combination of such methods of payment.

  Successive grants may be made to the same eligible employee whether or not any option rights previously granted to such eligible employee remain unexercised. No eligible employee may, however, be granted under this plan, in the aggregate, more than 3,000,000 option rights or appreciation rights, subject to adjustment pursuant to the Plan over any ten year period.

  Each grant shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the eligible employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

ADDITIONAL OPTION

  The Board of Directors may, at or after the date of grant of option rights, grant additional options. Additional options may be granted with respect to any outstanding option. If an optionee exercises an outstanding option that has an additional option feature by transferring already owned shares of National City Common and/or when shares of National City Common are tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option, the optionee shall automatically be granted an additional option.

  The additional option shall cover the number of shares of National City Common, equal to the sum of the number of shares of National City Common delivered as consideration upon the exercise of the previously granted outstanding option to which such additional option feature relates, and the number of shares of National City Common tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws, in connection with the exercise of the option to which such additional option feature relates.

  The additional option will not have an additional option feature unless the Board of Directors directs otherwise. The additional option, option price shall be 100% of the market value per share on the date the employee delivers shares of National City Common to exercise the option that has the additional option feature and/or delivers or forfeits shares of National City Common in payment of income tax withholding on the exercise of an option that has the additional option feature. The additional option shall have the same termination date and other termination provisions as the underlying option that had the additional option feature.

GRANTS OF APPRECIATION RIGHTS

  The Board of Directors may from time to time authorize the granting of appreciation rights in respect of any or all of the option rights under any outstanding option to the optionee thereunder. An appreciation right shall be a right of the optionee to receive from National City an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the spread at the time of exercise. To the extent such optionee elects to exercise such appreciation right instead of the related option right, the related option right shall be canceled, and vice versa. Each such grant may utilize any or all of the authorizations and shall be subject to all of the limitations contained in the Plan which pertain to exercise the amount payable on exercise in cash, or in shares of National City Common or in any combination thereof, the maximum number of shares of National City Common deliverable upon exercise, waiting periods and shall be evidenced by an executed agreement.

TRANSFERABILITY

  Except as provided for by the Board of Directors, no option right, including any related appreciation right, shall be transferable by an optionee other than by will or the laws of decent and distribution. Unless the Board of Directors otherwise directs, Option rights and appreciation rights shall be exerciseable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative.

ADJUSTMENTS

  The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of National City Common, in the numbers of shares of National City Common covered by option rights and appreciation rights granted hereunder, and in the prices per share applicable under such option rights and appreciation rights, as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

FRACTIONAL SHARES

  National City will not be required to issue any fractional share of National City Common pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

ADMINISTRATION OF THE PLAN

  The Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to the Committee comprising not less than three disinterested Directors appointed by the Board of Directors. To the extent of such delegation, references herein to the "Board of Directors" shall include the Committee.

  The interpretation and construction by the Board of Directors of any provision of this Plan, or of any agreement evidencing the grant of option rights or appreciation rights, and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

AMENDMENTS, ETC.

  The Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of National City, no such amendment shall increase the maximum numbers of shares of National City Common or change the definition of eligible employees or materially increase the benefits accruing to optionees hereunder.

  The Board of Directors shall not, without the further approval of stockholders of National City, authorize the amendment of any outstanding option right to reduce the option price except in conjunction with the adjustments as discussed above. No option rights shall be canceled and replaced with awards having a lower option price other than pursuant to the award of an additional option as discussed above, without the further approval of the stockholders of National City.

  The Board of Directors may at any time amend, suspend, or terminate any agreement evidencing appreciation rights granted under this Plan; in the case of an amendment, the amended appreciation right shall conform to the provisions of this Plan. The Board of Directors may in its discretion accelerate the time at which option or appreciation rights may be exercised.

ASSUMPTIONS

  In the event that a corporation is merged into National City, and National City is the survivor of such merger, the Board of Directors may elect, in its sole discretion, to assume under this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board of Directors may determine in its sole discretion, provided that the options as assumed do not provide or contain any terms, conditions, or rights which an option right may not provide or contain hereunder.

GENERAL

  The closing price of National City Common as reported by The Wall Street
Journal for February 21, 1997 was $          per share.

PLAN BENEFITS

  It is not possible to determine future awards that will be received by participants in the Plan. Set forth in the table below are benefits and amounts that were actually received under the National City Corporation Amended and Restated 1993 Stock Option Plan by the participants during the Corporation's last completed fiscal year ended December 31, 1993.

                            1996 BENEFITS UNDER THE
                 NATIONAL CITY CORPORATION AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

                            NAME AND POSITION                       NUMBER OF UNITS(1)
        ---------------------------------------------------------   ------------------
        David A. Daberko.........................................          382,607
        William R. Robertson.....................................          276,713
        Vincent A. DiGirolamo....................................          156,859
        Robert G. Siefers........................................          149,410
        William E. MacDonald.....................................          136,669
        Executive Group..........................................          803,751
        Non-Executive Director Group.............................                0
        Non-Executive Officer Employee Group.....................        3,271,252

APPROVAL BY STOCKHOLDERS

  The proposal requires for its adoption the affirmative vote of the majority of shares of National City Common present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

  THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS PROPOSAL.

3.  PROPOSAL TO ADOPT THE NATIONAL CITY CORPORATION
    1997 RESTRICTED STOCK PLAN.

  At the Annual Meeting of Stockholders there will be presented for stockholder approval the 1997 National City Corporation Restricted Stock Plan (the "1997 Plan") which was adopted by the Board of Directors at its Meeting on February 24, 1997, subject to the approval of National City's stockholders. The 1997 Plan is a new compensation plan and is similar to the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan. The purpose of the 1997 Plan is to maximize the returns to the stockholders and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the Board of Directors of National City and by providing alternate means of compensation.

  Generally, the 1997 Plan provides for the granting of shares of National City Common to a recipient and restricting that recipient's rights of transfer of the shares for a specific period of time ("Restricted Stock"). During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the stock, he or she will have no rights in the shares forfeited.

  The 1997 Plan will be administered by the Committee. All directors will participate in the 1997 Plan.

  The complete text of the 1997 Plan appears as Exhibit B to this Proxy Statement. While the main features of the 1997 Plan are summarized below, such summaries are in all respects subject to the complete text of the 1997 Plan set forth in Exhibit B.

TYPE AND AMOUNT OF STOCK GRANTS

  The total amount of National City Common which may be awarded under the 1997 Plan is 1,500,000 shares, of which no more than 225,000 shares may be awarded in the aggregate to any one individual. Restricted Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any employee or director who has been awarded any Restricted Stock pursuant to the 1997 Plan ("Participant") forfeits his interest in any shares of National City Common awarded under the 1997 Plan, such National City Common shall again be available for distribution in connection with future awards under the 1997 Plan.

ELIGIBILITY

  Under the 1997 Plan, awards of Restricted Stock may be made to any regular employee of the Corporation or any of its subsidiaries (including employees who are members of the Board of Directors), directors of National City's subsidiaries (collectively "Participant Awards") and to the Directors of the Corporation who are not employees of the Corporation or its subsidiaries ("Director Awards").

TERMS OF AWARDS

1.  Participant Awards

  The 1997 Plan contemplates that the Committee may award Restricted Stock to the employees of National City and National City's subsidiaries subject to the following restrictions:

  (1) All awards are to be made subject to transfer restrictions which are set by the Committee.

  (2) All awards of Stock shall be subject to an award agreement entered into between National City and the participant receiving the award. Such agreements may differ from participant to participant and from award to award.

  (3) Any Participant Award made pursuant to the 1997 Plan may or may not contain any additional conditions the Committee deems appropriate.

2.  Director Awards:

  Unless modified by the full Board of Directors, each individual who is first elected or appointed to the office of Director will be awarded one thousand (1,000) shares of Restricted Stock subject to transfer restrictions. In addition, each year in which the individual is reelected or reappointed a Director of National City, such individual shall be granted an additional award of two hundred (200) shares of Restricted Stock, the transfer of which is also restricted. These awards will not be made, however, as long as awards of Restricted Stock are being made to Directors under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan. An award agreement shall be entered into between each Director and National City for each award made to the Director. The 1997 Plan restrictions shall fully expire upon the earlier of the individual Director's death or disability, a change in control of National City, or a date nine months after the date of the award. If a Director shall leave the Board of Directors of National City for any reason other than enumerated above, such Director's interest in the stock subject to an award agreement(s) shall be forfeited.

3.  Awards to Employees or Directors:

  No grants or awards of Restricted Stock shall be made pursuant to the 1997 Plan after ten (10) years from the date the 1997 Plan becomes effective.

  All Restricted Stock awarded to employees and directors pursuant to the 1997 Plan will be held in escrow until such time as the restrictions set forth in the award agreement are met. If the restrictions have lapsed, the Restricted Stock will be exchanged for National City Common and shall be removed from escrow and given to the employee or director. If the restrictions are not met, the Restricted Stock shall be forfeited. During the period of time during which any restrictions remain outstanding on the Restricted Stock, awards may not be, voluntarily or involuntarily, sold, assigned, encumbered, pledged or otherwise transferred other than by will or the laws of descent and distribution.

  In the event of a change in control of National City, the 1997 Plan provides that all 1997 Plan restrictions shall lapse and that National City will cause all outstanding Restricted Stock awarded under the 1997 Plan to be exchanged for National City Common free of 1997 Plan restrictions. The 1997 Plan defines a change in control.

ADJUSTMENTS

  The Committee may make or provide for such adjustments in the aggregate number of shares of National City Common and, if necessary, the kind of securities for issuance under the 1997 Plan, and in the number of shares subject to outstanding awards granted under the 1997 Plan in the aggregate or to any participant and in the number of shares which may be awarded to any one individual as the Committee, in its sole discretion may determine is equitably required to prevent dilution or enlargement of rights of participants that would otherwise result from any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

AMENDMENTS

  The plan may be amended from time to time by the Committee but without further approval by the stockholders of National City. No amendment may be made that would increase the maximum number of shares to be granted under the 1997 Plan or extend the term during which awards of restricted stock may be granted under the 1997 Plan.

FRACTIONAL SHARES

  National City will not be required to issue any fractional share of National City Common pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions for cash.

FEDERAL TAX CONSEQUENCES

  The award of Restricted Stock pursuant to the 1997 Plan to an employee or director will not result in any taxable income to them at the time of the award, unless the employee or director so elects. Unless the employee or director elected to recognize the income at the time of the award, the employee or director will recognize income for tax purposes at the time the restrictions on the Restricted Stock lapse. The amount of income to be recognized by the employee or director is the fair market value of National City Common at the time the restrictions lapse or at the time of the award, if the employee or director has elected to recognize the income at that time.

  Any dividends received by the Participants as a result of Restricted Stock will be treated as ordinary earned income, until such time as the restrictions lapse and as dividend income after the restrictions have lapsed.

  The amount of income included in the employee's or director's taxable earned income, resulting from the award of Restricted Stock and the lapsing of the restrictions, will measure the amount of the deduction to which National City is entitled.

  The tax basis of an employee or director in the stock awarded pursuant to the 1997 Plan will be the fair market value of the stock at the time the restrictions lapse or at the time of the award, if the employee or director elected to recognize the income at such time.

GENERAL

  The closing price of National City Common as reported by The Wall Street
Journal for February 21, 1997 was $          per share.

  The maximum number of shares of National City Common that may be awarded under the 1997 Plan, the maximum number that may be awarded to any one participant, and the number of shares of National City Common subject to an award agreement, may be adjusted to reflect stock splits, combinations of shares, recapitalization, mergers, consolidations, spin-offs, reorganizations, liquidations, issuance of rights, and similar events.

  The 1997 Plan may be amended by the Board of Directors from time to time without the approval of the holders of a majority of outstanding voting stock of National City, so long as no such amendment may (1) increase the maximum number of shares to be granted under the 1997 Plan, either in aggregate or individually, except in connection with the above described adjustment; (2) amend the restrictions which are specifically applicable to awards of Restricted Stock to directors; or (3) extend the term during which awards may be granted under the 1997 Plan.

PLAN BENEFITS

  It is not possible to determine future awards that will be received by participants in the 1997 Plan. Set forth in the following table are benefits and amounts that were actually received by or allocated under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan to the participants during the last completed fiscal year ended December 31, 1996.

 1996 BENEFITS UNDER THE NATIONAL CITY CORPORATION AMENDED AND SECOND RESTATED
                           1991 RESTRICTED STOCK PLAN

                   NAME AND POSITION                      DOLLAR VALUE($)      NUMBER OF UNITS(1)
-------------------------------------------------------   ---------------      ------------------
David A. Daberko.......................................     $   783,203               17,453
William R. Robertson...................................         621,519               13,850
Vincent A. DiGirolamo..................................         406,119                9,050
Robert G. Siefers......................................         343,294                7,650
William E. MacDonald...................................         267,006                5,950
Executive Group........................................       3,024,710               67,403
Non-Executive Director Group...........................         287,200                6,400
Non-Executive Officer Employee Group...................       4,683,918              104,377

VOTE BY STOCKHOLDERS

  The proposal requires for its adoption the affirmative vote of the majority of shares of National City Common present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

  THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS PROPOSAL.

4. PROPOSAL TO INCREASE THE TOTAL NUMBER OF SHARES OF NATIONAL CITY CORPORATION'S AUTHORIZED CAPITAL STOCK FROM 355,000,000 TO 705,000,000.

APPROVAL OF INCREASE OF AUTHORIZED CAPITAL STOCK

  Article Fourth of National City's Restated Certificate of Incorporation presently authorizes the issuance of 355,000,000 shares of capital stock, comprising 350,000,000 shares of National City Common, par value of $4.00 per share, and 5,000,000 shares of National City Preferred Stock without par value
("Preferred Stock"). On February 21, 1997,                shares of National
City Common were issued and outstanding,                shares of National City
Common were reserved for issuance in connection with employee stock options
previously granted,                shares of National City Common were available
for future grants of employee stock options,                shares of National
City Common were available for issuance pursuant to the Amended and Restated
Dividend Reinvestment and Stock Purchase Plan, and                shares of
National City Common were available for issuance pursuant to the Amended and
Second Restated 1991 Restricted Stock Plan. Consequently,           authorized
shares of National City Common remain available for future issuance.

  On February 24, 1997, National City's Board of Directors adopted a resolution approving a proposed amendment to National City's Restated Certificate of Incorporation to increase the number of shares of capital stock which National City is authorized to issue from 355,000,000 to 705,000,000. The proposed amendment to National City's Restated Certificate of Incorporation would increase the number of shares of National City Common which National City is authorized to issue from 350,000,000 to 700,000,000 of National City Common, leaving the number of shares of Preferred Stock which National City is authorized to issue at 5,000,000. The resolution directed that the proposed amendment be considered at the Annual Meeting.

  The Board of Directors believes it is advisable to have additional shares of National City Common available for future issuance in connection with possible acquisitions, equity financing requirements, payments of stock dividends or other stock distributions, employee stock incentive programs, dividend reinvestment programs, or other general corporation purposes. Except for existing employee stock options, the Amended and Second Restated 1991 Restricted Stock Plan, the Dividend Reinvestment and Stock Purchase Plan referred to above, and the proposals pertaining to the National City Corporation 1997 Stock Option Plan and the National City Corporation 1997 Restricted Stock Plan, National City has no present plans, arrangements or understandings which would require the issuance of any shares of National City Common.

  Except for the increase in the number of authorized shares of National City Common, the proposed amendment does not amend any other provision of National City's Restated Certificate of Incorporation. No stockholder of National City has any preemptive rights and, if the proposed amendment is approved by the stockholders, shares of National City Common and Preferred Stock may be issued on such terms and conditions as the Board of Directors may determine without first offering such shares to stockholders and without further authorization from the stockholders, unless otherwise required by applicable law. National City's Restated Certificate of Incorporation would continue to provide that the Board of Directors is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation, at the time of issuance to fix the preferences, voting rights, dividend rights, dividend rate, conversion rights, if any, rights and terms of redemption, liquidation preferences, and other rights and restrictions of the shares of Preferred Stock or any series thereof, and to divide such shares into one or more series and fix the number of shares constituting each series. The dividend and liquidation rights of the National City Common will be subject to the rights of any preferred stock.

  To effect the increase in the authorized number of shares of capital stock of National City, it is proposed that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation be amended to read in its entirety as is provided in Exhibit C.

VOTE BY STOCKHOLDERS

  Approval of the proposal to increase the number of authorized shares of capital stock requires the favorable vote of the holders of shares representing a majority of the issued and outstanding National City Common.

  THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS PROPOSAL.

5.  SELECTION OF INDEPENDENT AUDITORS -- NATIONAL CITY.

  The Board of Directors of National City believes it appropriate to submit for action by the stockholders of National City the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National City for the year 1997. This firm and its predecessors have served as independent auditors for National City since its inception in 1973. In the opinion of the Board of Directors of National City, the reputation, qualifications, and experience of the firm make appropriate its reappointment for 1997. A representative of the firm is expected to be present at the Annual Meeting of Stockholders of National City with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the selection of Ernst & Young LLP as auditors for National City for the year 1997.

VOTE BY STOCKHOLDERS

  The proposal requires for its adoption the affirmative vote of the majority of shares of National City Common present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

  THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

  National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission's proxy rules on executive compensation.

  The information provided is intended to enable stockholders to fully understand the performance-based compensation programs for executives. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Corporate Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

COMPENSATION PHILOSOPHY

  National City is committed to aligning compensation strategies with overall business objectives. The performance of National City's employees is key in delivering the types of products and services that will enable National City to be the premier diversified financial services company in the Midwest.

  National City's compensation philosophy is built on four integral components that form the basis of National City's FOCUS ON PERFORMANCE programs:

  - Implement strategies that differentiate and focus on employee performance.

  - Tailor compensation programs to reflect unit and organizational priorities.

  - Compensate employees based on their contributions to the achievement of National City's goals and objectives.

  - Provide and support opportunities for equity ownership.

  National City will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National City's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions. National City's Focus on Performance programs are the foundation of achieving individual goals and National City's financial objectives.

EXECUTIVE COMPENSATION PRINCIPLES

  National City's compensation programs are designed to encourage and reward performance. The executive compensation package is competitive and comparable to the levels of compensation offered by National City's peer group companies. Because building the bottom line is critical to National City's success, compensation is focused on performance that generates revenue -- directly through the business line and through increased efficiency as a result of staff unit contributions. The attainment of National City's goals and objectives contribute to the maximization of stockholder value and create enhanced compensation opportunities for participating executives.

  National City's executive compensation programs place a significant portion of an executive's compensation at risk based upon performance. Rewards are based on the attainment of both long-term and short-term strategic objectives. Cash-based and equity-based instruments are used to provide alignment between executive rewards and the achievement of individual, unit, and corporate objectives.

  National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the written compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National City's compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National City established by Section 162(m).

COMMITMENT TO EMPLOYEE EQUITY OWNERSHIP

  National City is committed to ensuring that stockholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance. This focus is demonstrated by the implementation of stock ownership guidelines. In addition, several programs are in place to provide more opportunities for executives to increase their level of equity interests. For example, executives can receive part of their short-term bonus in the form of restricted stock and the use of additional options encourages employees to exercise their stock options earlier than they would have otherwise and hold the shares arising from the exercise.

STOCK OWNERSHIP GUIDELINES

  In 1996, National City adopted stock ownership guidelines for its executives. Equity ownership is a vital component of National City's total compensation strategy, which is based on corporate performance and shareholder interests. Ownership guidelines were determined based on a multiple of the base salary mid range and converted to a fixed number of shares. Guidelines for the chief executive officer and president were determined by market median compensation data. The guidelines are applicable to all executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and certain other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 55 executives.

--------------------------------------------------------------------------------

              STOCK OWNERSHIP GUIDELINES FOR THE NAMED EXECUTIVES

David A. Daberko              5.5 X Market Median Salary     59,459 Shares
William R. Robertson          5.5 X Market Median Salary     59,459 Shares
Vincent A. DiGirolamo        3.5 X Multiple of Mid Range     37,838 Shares
Robert G. Siefers            3.5 X Multiple of Mid Range     26,014 Shares
William E. MacDonald         3.5 X Multiple of Mid Range     26,014 Shares

--------------------------------------------------------------------------------

  The executives have until 1999 to meet the stock ownership guidelines. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in the phantom National City Common and 401(k) funds invested in the National City Corporation Common Stock Fund.

DIRECTOR EQUITY OWNERSHIP

  In addition to the stock ownership guidelines for employees, National City has adopted stock ownership guidelines for its Board of Directors. Increased equity ownership for directors strengthens the linkage to long-term stockholder interests. The Board established stock ownership guidelines in 1996. The guidelines recommend that each director beneficially own 6,000 shares of National City Common. Both direct and indirect National City equity ownership will be considered as owned shares for the purpose of the guideline. Direct ownership includes National City Common and Restricted Stock. Indirect ownership includes deferred compensation invested in the form of phantom National City Common.

EQUITY-BASED REWARDS

  Stock Options are an important component of total compensation and provide a long-term incentive to participants to align performance with stockholder interests. Each organizational unit is allocated a pool of options for distribution based on unit performance. Stock options are awarded to employees based on their contribution to the performance of the unit. Broad guidelines are used to award the stock options, with above-average awards linked to above-average unit and individual performance and long-term potential.

  The National City Corporation Amended and Restated 1993 Stock Option Plan provides for an additional stock option grant (an "Additional Option") when the employee has used previously owned National City Common to pay the exercise price of an original option grant (a swap transaction). The additional option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination date of the option that originally had the additional option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is NOT provided upon exercise of an Additional Option. This program was implemented when the stock ownership guidelines were established and supports National City's focus on increased equity ownership.

CASH-BASED REWARDS

  National City believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of internal business goals as well as financial achievements compared to those of the peer group. Above-average cash compensation can only be attained by achieving an above-average ranking against National City's peer group and the attainment of the aggressive business goals.

  National City establishes a salary range for each executive officer that is determined by an evaluation of job criteria. This internally driven process is then validated by market comparisons at peer group companies. National City's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National City's range structure based on performance, experience, and long-term potential.

  THE NATIONAL CITY CORPORATION ANNUAL CORPORATE PERFORMANCE INCENTIVE PLAN, as amended January 1, 1996, rewards performance relative to peer group performance based on four factors: growth in earnings per share (33% weight), return on assets (17%), overhead ratio (17%), and return on equity (33%). Awards are paid based on National City's performance over the year as well as the employee's individual award category. Awards under this plan are a percentage of base pay and can range from 0% to 76.5% for the chief executive officer, 0% to 60% for the president and vice chairman and 0% to 42% for all other executive officers of National City or its major subsidiaries. For 1996 National City ranked 6th out of 16 banks in the peer group. The award payment for 1996 was equal to 75% of the maximum award.

  THE NATIONAL CITY CORPORATION SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS allows for rewards to be based on bottom-line performance of the line or staff unit and the achievement of individual performance goals. Award pools are funded based on unit performance. Individual awards are distributed within each unit based on the funding level of the pool and the individual's contributions toward the unit's performance. Awards under this plan are a percent of base pay and can range from 0% to 53.5% for the chief executive officer, 0% to 50% for the president and vice chairman and 0% to 48% for any executive officer of National City or its major subsidiaries.

  THE NATIONAL CITY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to stockholders by linking the compensation of key executives to the overall profitability and success of National City. Awards are based on National City's ranking relative to a peer group currently comprised of 16 super-regional banks. The ranking is determined by the increase in total stockholder return over a three-year plan cycle. Awards are paid at the completion of each plan cycle. Awards under this plan can range from 0% to 100% for the chief executive officer, 0% to 80% for the president and vice chairman, and 0% to 60% for any executive officer of National City or its major subsidiaries. The incentive award is computed based on the executive's average annual salary during each plan cycle. National City ranked 7th out of 16 banks in the peer group total return to shareholders for the 1994-1996 plan cycle. The payout was equal to 70% of the maximum award.

PEER GROUP BANKS

  The peer group companies are selected by the Compensation and Organization Committee. They are all included in the Keefe, Bruyette & Woods, Inc. 50 Bank
Total Return Index ("KBW 50") used in the performance chart on page   and, as a
group, have outperformed the KBW 50 over time. National City believes it is important that the peer group it compares itself to consists of the better performing banks.

SUMMARY

  National City's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National City. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of National City's business goals and performance relative to peer group performance are used as measurement criteria. National City will continue to build on programs that tie total compensation to National City's success.

THE COMPENSATION AND ORGANIZATION COMMITTEE'S
REVIEW OF CEO COMPENSATION

  National City's executive compensation program is based on corporate and individual performance and places a significant portion of an executive's compensation at risk if pre-established goals are not attained. In addition, the program rewards long-term strategic management by using compensation vehicles which promote equity ownership and emphasize attention to shareholder value.

  Mr. Daberko served as president and chief operating officer of National City from 1993 until July of 1995, when he was named chief executive officer. Mr. Daberko has been an employee of National City for 28 years. In 1994, Mr. Daberko's total cash compensation was 56% higher than his 1993 total cash compensation. In 1995 his total cash compensation was 4% higher than in 1994. In
1996 Mr. Daberko's total cash compensation was           . These fluctuations in
compensation are primarily attributable to variations in performance-based incentive awards and Mr. Daberko's change in position.

  During 1996, Mr. Daberko's salary was adjusted reflective of his performance and the relationship of his earning opportunities to that of other CEO's at peer companies. His base salary at the end of 1996 was $642,000.

  Long-Term Plan awards are based solely on the change in total stockholder return as compared to the change in total stockholder return of a selected peer group of financial institutions for a three-year period. Based on National City's relative performance during the 1994-1996 time period, Mr. Daberko's award in 1996 was $325,207.

  Mr. Daberko's Short-Term Plan goals for 1996 were based upon improving corporate earnings, maintaining credit quality, completing the integration of Integra Financial Corporation, leading a transition to a sales and marketing culture, refocusing National City on its core businesses, and putting in place programs that help identify and develop National City's future leaders. During 1996, all short term goals were met and most were significantly exceeded. After reviewing Mr. Daberko's performance as compared to these pre-established
individual goals the Committee awarded Mr. Daberko           under the Short
Term Plan. Mr. Daberko has elected to receive his bonus in the form of
restricted stock (          shares), further linking his interests to the
performance of National City.

  The Annual Corporate Performance Plan awards are determined by comparing National City's relative performance against a selected peer group of financial institutions based on pre-selected key financial indices. Mr. Daberko's Annual Corporate Performance Plan award was $368,347.

  Stock options are another key element of total compensation. Equity-based compensation produces a long-term link between the results achieved for stockholders and the rewards provided to key executive officers. Each year, the Committee reviews competitive peer group data and individual performance to determine the level of equity-based awards to be granted to key executives. National City places significant value and importance on stock ownership by senior management. Based on Mr. Daberko's performance and in recognition of his relatively recent move to the position of chief executive officer, Mr. Daberko received options in 1996 to purchase 300,000 shares of National City Common with an exercise price of $34.75 per share (the market value of National City Common on the day of grant, July 22, 1996). The option award was competitive with option awards made to chief executive officers of the peer group companies. The Committee does not consider the number of options held by Mr. Daberko in making this award, except for assuring the Option Plan's limits are not exceeded. In addition, Mr. Daberko received Additional Option stock options during 1996 by surrendering previously-owned shares of National City Common to exercise stock options with the Additional Options feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original option.

  National City uses Restricted Stock to offset projected benefits under the Supplemental Executive Retirement Plan in which Mr. Daberko participates. During 1996, assumptions used in the calculation of the offset were modified, resulting in one-time grants to participants that are larger than in previous years. The modified assumptions do not affect the level of benefit that will ultimately be received by the participant. In 1996, Mr. Daberko received 9,850 shares of Restricted Stock for this purpose.

  During 1996, National City's fully diluted net income per common share was $3.27, up from $2.64 in 1995 (restated to include results of Integra Financial Corporation). The share price of National City Common rose to $44.875 from $33.125 and dividends paid were increased to $1.47 per share from $1.30. The performance-based reward programs in which Mr. Daberko participates are designed to provide levels of equity-based and cash-based rewards that are aligned with the performance of National City. Mr. Daberko's compensation and the performance of National City during 1996 have demonstrated the existence of this alignment.

COMPENSATION AND ORGANIZATION COMMITTEE

John G. Breen, Chairman
James S. Broadhurst
Duane E. Collins
Daniel E. Evans
Joseph H. Lemieux

                         STOCKHOLDER RETURN PERFORMANCE

  Set forth below is a line graph comparing the five-year cumulative total return of National City Common, assuming reinvestment of dividends, with that of the Standard & Poor's 500 ("S&P 500") and the KBW 50. The KBW 50 is a market-capitalization-weighted bank stock index developed and published by Keefe, Bruyette & Woods, Inc., a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation's most important banking companies and is meant to be representative of the performance of the nation's large banks.

                              5 YEAR TOTAL RETURN
                                 12/91 - 12/96
                      NATIONAL CITY VS. KBW 50 AND S&P 500

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            NATIONAL CITY      S&P 500         KBW 50
1991                                     100.0           100.0           100.0
1992                                     139.1           107.6           127.4
1993                                     143.2           118.4           134.5
1994                                     158.1           119.8           127.4
1995                                     211.7           164.7           204.4
1996                                     298.4           202.4           289.1

SUMMARY

  National City's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National City. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of National City's business goals and performance relative to peer group performance are used as measurement criteria. National City will continue to build on programs that tie total compensation to National City's success.

REVIEW OF COMPANY PERFORMANCE

  National City's net income in 1996 was $737 million, compared to $591 million in 1995, after restating 1995 to reflect the pooling-of-interests transaction with Integra Financial Corporation which became effective May 3, 1996. Net income per share increased 24% to $3.27, from $2.64 in 1995. Both net income and earnings per share were record results for National City. The higher earnings reflect solid net interest income, growing noninterest income and demonstrated expense management.

  Return on average common equity, a key performance measure, was 17.69% in 1996, up from 16.18% in 1995. Return on average assets was 1.51% in 1996, compared to 1.23% in 1995.

  The combination of a solid capital base and strong earnings has enabled National City to deliver excellent returns on stockholders' investments. Total return of National City Common, assuming reinvestment of dividends, has outperformed the S&P 500 over the past 20 years -- an average annual return of 16.0% per year, versus 14.5% for the S&P 500. The quarterly dividend was increased in December 1996 to $.41 per share, continuing the pattern of semi-annual dividend increases.

                       REMUNERATION OF EXECUTIVE OFFICERS
               AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL CITY

EXECUTIVE COMPENSATION

  (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1996 by (i) David A. Daberko, the chief executive officer and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.

------------------------------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                               ----------------------------------------
                                                                                        AWARDS
                                            ANNUAL COMPENSATION                -------------------------
                                -------------------------------------------    RESTRICTED     SECURITIES      PAYOUTS         ALL
                                                                    OTHER        STOCK        UNDERLYING     ----------      OTHER
     NAME AND PRINCIPAL                                BONUS        ANNUAL      AWARD(S)       OPTIONS/         LTIP          COMP
          POSITION              YEAR     SALARY($)     ($)(1)      COMP($)       ($)(2)        SARS(#)       PAYOUTS($)      ($)(3)
----------------------------
D. A. Daberko                    1996    $598,000     $368,348        $0        $783,203        382,607       $325,207      $ 74,776
Chairman of the Board            1995    $499,375     $300,400        $0        $ 55,269         75,000       $260,910      $ 66,678
and Chief Executive Officer      1994    $442,083     $263,352        $0        $ 75,700         45,000       $310,333      $ 54,516
W. R. Robertson                  1996    $465,833     $376,000        $0        $621,519        276,713       $247,660      $ 61,064
President                        1995    $441,333     $243,860        $0        $ 79,169         50,000       $235,293      $ 56,198
                                 1994    $419,583     $243,352        $0        $ 71,550         32,000       $304,633      $ 51,342
V. A. DiGirolamo                 1996    $366,667     $308,750        $0        $406,119        156,859       $125,627      $ 40,704
Vice Chairman                    1995    $276,833     $168,350        $0        $ 76,181         30,000       $107,893      $ 34,748
                                 1994    $253,833     $138,640        $0        $ 37,100         20,000       $135,787      $ 31,415
R. G. Siefers                    1996    $246,667     $383,750        $0        $343,294        149,410       $ 95,433      $ 29,883
Executive Vice President         1995    $226,667     $122,820        $0        $ 19,875         17,500       $ 88,667      $ 22,305
and Chief Financial Officer      1994    $209,333     $114,450        $0        $  7,763         15,500       $113,050      $ 17,249
W. E. MacDonald                  1996    $282,500     $ 89,775        $0        $267,006        136,669       $105,817      $ 32,530
Executive Vice President         1995    $246,667     $144,720        $0        $ 26,500         20,000       $ 95,317      $ 28,093
                                 1994    $226,667     $127,450        $0        $ 11,644         19,500       $118,750      $ 23,714
------------------------------------------------------------------------------------------------------------------------------------


(1) The National City Corporation Short Term Incentive Plan for Senior Officers and the National City Corporation Annual Corporate Performance Plan awards include both cash and deferred awards. The objectives used in determining awards and their relative weights under the Short-Term Plan and the Annual
    Corporate Performance Plan are set forth on pages   and   . Based on the
    National City objectives and their weights, the payout under the Annual Corporate Performance Plan for 1996 was 75% of the maximum.

(2) Restricted Stock was granted to offset projected Supplemental Executive
    Retirement Plan benefits (see page   ). In addition, D. A. Daberko and W. E.
    MacDonald elected to receive a portion of their Short-Term Incentive
    Compensation Plan award in the form of Restricted Stock (see page   ), and
    Mr. Siefers was granted a special one time award for his performance on a special project over the past three years. D. A. Daberko has, in the aggregate, 29,003 shares of Restricted Stock having a total value as of 12/31/96 of $1,301,523. W. R. Robertson has, in the aggregate, 32,900 shares of Restricted Stock having a total value as of 12/31/96 of $1,476,388. V. A. DiGirolamo has, in the aggregate, 19,300 shares of Restricted Stock having a total value as of 12/31/96 of $866,088. R. G. Siefers has, in the aggregate, 10,250 shares of Restricted Stock having a total value as of 12/31/96 of $459,969. W. E. MacDonald has, in the aggregate, 8,800 shares of Restricted Stock having a total value as of 12/31/96 of $394,915. The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders.

(3) All Other Compensation includes the Executive Savings Plan (see page   ) and
    the Savings and Investment Plan (see page   ) matching and profit-sharing
    components together with premiums paid by National City in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1996, each of the named executive officers were credited with the following matching and profit-sharing amount under the Savings and Investment Plan: D. A. Daberko, $9,259; W. R. Robertson, $9,209; V. A. DiGirolamo, $9,154; R. G. Siefers, $9,106; W. E. MacDonald, $9,021. The named executive officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1996: D. A. Daberko, $40,617; W. R. Robertson, $31,737; V.
    A. DiGirolamo, $20,252; R. G. Siefers, $12,294; W. E. MacDonald, $14,971.
    All other compensation also includes the following amounts equal to the full dollar value of the remainder of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1996, respectively, as applicable: D. A. Daberko $24,901; W. R. Robertson $20,119; V. A. DiGirolamo $11,297; R. G. Siefers $8,483; W. E. MacDonald $8,538. The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National City upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

--------------------------------------------------------------------------------

  (b) OPTIONS. The following table provides information on options granted in fiscal year 1996 to the Named Executive Officers.

-------------------------------------------------------------------------------------------------------------

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                         ---------------------------------------------------------------
                          NUMBER OF         % OF TOTAL
                          SECURITIES       OPTIONS/SARS
                          UNDERLYING        GRANTED TO       EXERCISE OR                      GRANT DATE
                         OPTIONS/SARS      EMPLOYEES IN       BASE PRICE      EXPIRATION        PRESENT
        NAME              GRANTED(#)      FISCAL YEAR(3)        ($/SH)           DATE         VALUE($)(4)
-------------------------------------------------------------------------------------------------------------
D. A. Daberko........         9,186(1)      0.22   %           $ 36.875         7/20/97       $    27,834
                             10,833(1)      0.26   %             36.875         7/29/98            46,582
                             18,436(1)      0.45   %             36.875         7/14/99            95,683
                             22,327(1)      0.54   %             36.875         6/28/00           130,166
                             21,825(1)      0.53   %             36.875         6/27/01           127,240
                            300,000(2)      7.31   %             34.750         7/22/06         1,650,000

W. R. Robertson......         5,200(1)      0.13   %             35.250         7/14/99            26,052
                             22,144(1)      0.54   %             35.250         6/28/00           123,564
                             21,615(1)      0.53   %             35.250         6/27/01           120,612
                              7,648(1)      0.19   %             35.125         7/14/99            38,011
                             20,700(1)      0.50   %             35.125         6/24/02           115,092
                            150,000(2)      3.65   %             34.750         7/22/06           825,000
                             26,651(1)      0.65   %             45.750         6/23/03           184,425
                             22,755(1)      0.55   %             45.750          7/6/04           157,465

V. A. DiGirolamo.....         1,012(1)      0.02   %             34.625         6/28/00             5,546
                              5,847(1)      0.14   %             34.625         6/27/01            32,042
                            150,000(2)      3.65   %             34.750         7/22/06           825,000

R. G. Siefers........         5,164(1)      0.13   %             35.125         6/24/02            28,712
                              6,734(1)      0.16   %             35.125         6/23/03            37,441
                              5,092(1)      0.12   %             35.125          7/6/04            28,312
                            125,000(2)      3.05   %             34.750         7/22/06           687,500
                              4,941(1)      0.12   %             38.875          7/6/04            30,387
                              2,479(1)      0.06   %             38.875         6/14/05            15,246

W. E. MacDonald......         1,487(1)      0.04   %             35.125         6/28/00             8,268
                              4,314(1)      0.11   %             35.125         6/27/01            23,986
                              9,339(1)      0.23   %             35.125         6/24/02            51,925
                             10,252(1)      0.25   %             35.125         6/23/03            57,001
                              6,909(1)      0.17   %             35.125          7/6/04            38,414
                              4,368(1)      0.11   %             35.125         6/14/05            24,286
                            100,000(2)      2.44   %             34.750         7/22/06           550,000
-------------------------------------------------------------------------------------------------------------

(1) Options are Additional Options as defined in the Amended and Restated National City Corporation 1993 Stock Option Plan ("Additional Options"). Additional Options are granted at the market price of National City Common on the date of grant and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(2) Options are non-qualified stock options. One-third of the options become exercisable annually beginning two years from the date of grant and all have a contractual term of 10 years. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(3) National City granted options representing 4,105,003 shares to employees during 1996.


(4) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .191, (ii) an expected dividend yield of 3.80%, (iii) the risk-free interest rate at the date of grant based upon a term equal to the expected life of the option (from 5.56% to 6.02%), (iv) an expected option life equal to the anticipated period of time from date of grant to exercise (from 1.5 years to 3.9 years), and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.

--------------------------------------------------------------------------------

  The following table sets forth the stock options exercised by each of the Named Executive Officers during the calendar year 1996 and the December 31, 1996 value of all unexercised options held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                          NUMBER OF
                                                         SECURITIES          VALUE OF
                                                         UNDERLYING         UNEXERCISED
                                                         UNEXERCISED       IN-THE-MONEY
                                                        OPTIONS/SARS       OPTIONS/SARS
                                                         AT 12/31/96      AT 12/31/96(2)
                           SHARES                       -------------     ---------------
                         ACQUIRED ON       VALUE        EXERCISABLE/       EXERCISABLE/
        NAME             EXERCISE(#)     REALIZED($)(1) UNEXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------
D. A. Daberko........      115,186       $2,248,149        142,481          $ 2,663,580
                                                           420,108          $ 4,260,871
W. R. Robertson......      171,699       $3,124,112        108,097          $ 1,231,037
                                                           224,407          $ 1,892,515
V. A. DiGirolamo.....       17,568       $  359,192         99,490          $ 2,042,617
                                                           165,001          $ 1,742,515
R. G. Siefers........       35,517       $  402,595         28,722          $   364,406
                                                           141,171          $ 1,441,410
W. E. MacDonald......       54,355       $  777,700         79,213          $ 1,297,809
                                                           110,001          $ 1,162,515
-----------------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2) The "Value of Unexercised In-The-Money Options/SARs at 12/31/96" is equal to the difference between the option/SAR exercise price and National City
    Common's closing price on December 31, 1996 of $44.875.
-----------------------------------------------------------------------------------------


  The following table provides information on the awards of long-term incentive plan participation during the year 1996.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERFORMANCE                      NON-STOCK
                            NUMBER OF              OR OTHER                  PRICE-BASED PLANS(3)
                          SHARES, UNITS          PERIOD UNTIL         -----------------------------------
                             OR OTHER            MATURATION OR        THRESHOLD      TARGET      MAXIMUM
        NAME               RIGHTS(#)(1)            PAYOUT(2)             ($)          ($)          ($)
-----------------------------------------------------------------------------------------------------------
D. A. Daberko........          N/A             December 31, 1999       $98,973      $329,909     $659,818

W. R. Robertson......          N/A             December 31, 1999        61,679       205,596     513,989

V. A. DiGirolamo.....          N/A             December 31, 1999        48,549       161,828     404,571

R. G. Siefers........          N/A             December 31, 1999        24,495        81,650     272,166

W. E. MacDonald......          N/A             December 31, 1999        28,053        93,511     311,703

-----------------------------------------------------------------------------------------------------------

(1) The National City Long-Term Incentive Plan for Senior Officers ("LTIP") grants cash awards based on a percentage of the individual's base pay. No
    shares or other rights are granted. (See page   )

(2) The LTIP is based on a three-year cycle starting 1/1/97 and ending 12/31/99. Messrs. Daberko, Robertson, DiGirolamo, MacDonald and Siefers were each awarded the opportunity to participate in the next three-year cycle. Payouts
    occur only at the end of the cycle. (See page   )

(3) The payout is based on National City's total return to its stockholders over a three-year period as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each
    participant. (See page   )
-----------------------------------------------------------------------------------------------------------

  The value of benefits paid or furnished by National City in 1996 to executive officers, other than those included in the preceding table, are less than the amounts required to be disclosed pursuant to the Exchange Act.

DESCRIPTION OF NATIONAL CITY'S BENEFIT PLANS

  SAVINGS PLAN. The National City Savings and Investment Plan (the "Savings Plan") is a qualified salary reduction profit-sharing plan within the meaning of
Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one year of continuous service, is 21 years of age or older and has completed 1,000 hours of service) of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the "Trust") for their accounts and to reduce their compensation by an equal amount. Contributions may be directed in any whole percentage between 1% and 10% of the employee's base compensation. The employers also make contributions to the Trust ("Matching Employer Contributions") in an amount equal to the Matching Employer Contribution percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 100% of the first 3% of the employee's pay contributed as a Before-Tax Contribution, plus 50% of the next 4% of the employee's pay similarly contributed as a Before-Tax Contribution, with no further Matching Employer Contribution for any additional pay contributed as a Before-Tax Contribution). Amounts contributed pursuant to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

  The Savings Plan has a profit-sharing feature based upon National City's profitability, as measured by the percentage return on common equity ("ROE") from year to year. The profit-sharing contribution is in addition to the regular Matching Employer Contributions described above. The additional amount of this profit-sharing contribution in any year depends on National City's ROE for that year and ranges, in five-cent increments from no additional contribution, if a minimum ROE of 12% is not attained, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for the year if National City's ROE is equal to or greater than 18.5%. In 1996, National City's ROE was 17.69%, which resulted in National City contributing 40 cents for each $1.00 of an individual's Before-Tax Contribution as a profit-sharing contribution for the year 1996.

  EXECUTIVE PLAN. Effective January 1, 1989, National City adopted the National City Executive Savings Plan (the "Executive Plan"), in the form of a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which by reason of an individual's annual compensation would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

  Participants in the Executive Plan are limited to those key officers of National City or its subsidiaries who may be designated from time to time by the Committee of the Board of Directors. The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings
Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

  Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

  LONG-TERM PLAN. The National City Long-Term Incentive Compensation Plan (the "Long-Term Plan") for Senior Officers focuses upon providing superior returns to stockholders of National City and measures National City's total return to its stockholders against the total returns to stockholders of a peer group of high-performing banking companies to their stockholders. The measurement of total return includes dividends paid plus changes in the market value of the National City Common. The measurement over a three-year period is intended to focus on the long-term performance of National City linking senior management's compensation to the total returns experienced by the stockholders during the period.

  Each year begins a new three-year cycle. The awards can range up to 100% of an individual participant's average annual base salary during the cycle for the chief executive officer of National City and up to a lesser percentage for other senior executive officers selected to participate under the Long-Term Plan. The amount of the award earned is dependent upon the total stockholder return during the cycle in comparison with the total stockholder return of the peer group. The peer group is established prior to the beginning of the cycle by the Committee. The banking companies in the peer group at this time are all included in the KBW
50 used in the performance chart on page   and, as a group, outperform the KBW
50 over time. National City believes it is important that the peer group it compares itself to consists of the better-performing banking companies. No awards under the Long-Term Plan were paid prior to the end of the first cycle, December 31, 1990.

  Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested in the funds described in the Savings Plan or as directed by the recipient from time to time in the equivalent of a savings account and are subject to the gains or losses on those investments.

  In the event of a change in control of National City, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control, National City's stockholder total return during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36. In adopting this plan, it was felt this termination was appropriate in that those individuals previously charged with providing superior total returns to the stockholders of National City would no longer be in the same position to guide the affairs of National City as they were prior to the event constituting a change in control and, furthermore, following such a change in control no further performance comparisons could be made.

  Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Long-Term Plan.

  SHORT-TERM COMPENSATION PLAN. The National City Short-Term Incentive Compensation Plan for Senior Officers, as amended (the "Short-Term Plan") focuses on the short-term goals achieved by the individual participant. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 53.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

  Amounts awarded under the Short-Term Plan may be in cash, in unfunded future benefits, in Restricted Stock or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account and are subject to the gains or losses on those investments.

  In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Short-Term Plan.

  ANNUAL CORPORATE PERFORMANCE PLAN. The National City Annual Corporate Performance Incentive Plan (the "Annual Performance Plan") focuses on the annual operating results achieved by National City. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Committee. National City's financial performance is currently measured in comparison with the financial performance of other high-performing banking companies, weighted as follows: return on equity (33%), return on assets (17%), overhead ratio (17%) and percentage change in earnings per share (33%). The high performing banks in the peer group are all included in the KBW 50 used in the
performance chart on page   and, as a group, outperform the KBW 50 over time.
National City believes it important that the peer group it compares itself to consists of the better performing banks. Awards are based on the corporate results and can range from 0% to 76.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

  Amounts awarded under the Annual Performance Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer or his beneficiary or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account, and are subject to the gains or losses on those investments.

  In the event of a change in control, the Annual Performance Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Annual Performance Plan.

  Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive benefits.

  STOCK OPTION PLANS. National City has in effect the 1984 Stock Option Plan, as amended; the 1989 Stock Option Plan; and the 1993 Stock Option Plan, as amended and restated. Each of the three stock option plans (hereinafter referred to jointly as the "Stock Option Plans") have substantially similar provisions and generally provide for the granting of options to purchase shares of National City Common, the options being either non-qualified options or options that are intended to qualify as Incentive Stock Options under Section 422 of the Code. The Stock Option Plans also provide for the granting of Appreciation Rights, but only in tandem with stock options previously granted or contemporaneously being granted. Under the Stock Option Plans, no options may be granted at less than 100% of the market value of National City Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

  Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive options under the Stock Option Plans.

  RESTRICTED STOCK PLAN. National City has in effect the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan (the "Restricted Stock Plan"). The purpose of the Restricted Stock Plan is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the Board of Directors of National City.

  The Restricted Stock Plan is administered by the Committee of the Board of Directors of National City.

  Restricted Stock is granted to executive officers for two purposes the first of which is to offset the liability of a portion of their Supplemental Retirement Benefits with the restrictions being lifted at retirement. Grants are based on the present value of accrued supplemental benefits. The second is to deliver all or part of their Short-Term Incentive Compensation Plan award. In this case restrictions lapse after one year.

  Other employees, who do not receive stock option grants and who have been identified by their managers as high potential employees, may be awarded restricted stock grants. The restrictions on grants to high potential employees lapse on the fourth anniversary of the grant.

  Generally, the Restricted Stock Plan provides for the granting of shares of National City Common ("Restricted Stock") to a recipient and restricting that recipient's rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

  The total amount of Restricted Stock which may be awarded under the Restricted Stock Plan is 1,000,000 shares of which no more than 150,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plan, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the Board of Directors) or any of its subsidiaries ("Employee Awards") and to the directors of National City who are not employees of National City or its subsidiaries ("Director Awards").

  The Restricted Stock Plan contemplates that the Committee may award Restricted Stock to the employees of National City and National City's subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the Committee; such restrictions must last at least six months from the date of the award; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

  Other than directors who also are officers of National City, each individual who was elected to the Board of Directors of National City on April 22, 1991, the date when the Restricted Stock Plan became effective, was awarded 500 shares of Restricted Stock, and each individual who is first elected or appointed to the Board of Directors will be, awarded 1000 (500 shares adjusted for the July 1993 100% stock dividend) shares of Restricted Stock subject to transfer restrictions. In addition, each year in which an individual is reelected or reappointed as a director of National City, such individual is to be awarded an additional 200 shares of Restricted Stock. The restrictions on the Director Awards do not expire until the earlier of the individual director's death, disability, or nine months after the date of the award.

  The Restricted Stock Plan provides that upon a change in control of National City (as defined in the Restricted Stock Plan), all Restricted Stock Plan restrictions will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plan to be exchanged for shares of National City Common free of any Restricted Stock Plan legends or restrictions.

  Various individuals who are participants in the Supplemental Plan (as defined below), and agreed to waive certain rights to receive benefits under the Supplemental Plan, were granted various amounts of Restricted Stock. The restrictions on the awards granted to these individuals do not lapse until such time as they would qualify to receive retirement benefits under the Supplemental Plan.

  SEVERANCE AGREEMENTS. National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees ("Executives") continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the Committee and the forms of the agreement were approved by the Board of Directors at its December 19, 1994 meeting. The agreements become immediately operative upon a change in control.

  The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. For twenty Executives, the severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

  The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with employee benefits that are welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City's various retirement benefit plans.

  National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

  RETIREMENT PLANS. The National City Non-Contributory Retirement Plan (the "Retirement Plan") is a qualified, non-contributory defined benefit plan, and the pension trust is tax exempt under the Code. The Retirement Plan presently covers all regular employees of National City and those subsidiaries of National City that have adopted the Retirement Plan when such employees have completed 1,000 hours of service in a 12-month period (normally the first 12 months of employment), provided they have attained age 21.

  Upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan generally is entitled to receive monthly for life a basic benefit (less certain deductions specified in the Retirement Plan) based upon the participant's highest average annual Earnings for any 60 consecutive months of active employment during the last 120 months preceding retirement ("Final Average Earnings"). The annual basic benefit shall be equal to the sum of (a) 1 1/4% times the employee's Final Average Earnings not in excess of "Covered Compensation" plus (b) 1 3/4% times the employee's Final Average Earnings in excess of "Covered Compensation," and such sum multiplied by the number of years of benefit service, but not more than 35 years. "Covered Compensation," which is computed pursuant to government regulations, generally is based upon the average of the wage base covered by Social Security, upon the employee's date of birth, and upon an assumed 35-year work experience. Participant's Earnings is defined by the Retirement Plan to mean generally the salary and wages paid to such participant, excluding overtime, bonuses, commissions, and other similar forms of remuneration. The Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

  The Retirement Plan also provides for optional early retirement at a reduced benefit at any time after a participant attains age 55 with at least 10 years of benefit service. The amount of the reduction of the benefit is determined by a formula dependent upon the age at which the participant elects to begin to receive benefits. If a participant has more than 20 years of vesting service, the participant may elect to retire at 62 and start receiving unreduced pension benefits.

  National City adopted a supplemental retirement plan ("Supplemental Plan") to supplement the pension payments under the Retirement Plan for those certain senior officers of National City and its subsidiaries who may be designated from time to time by the Committee. Payments under the Supplemental Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund.

  The Supplemental Plan's purpose is to augment an individual's income from Social Security and pension payments the individual is entitled to receive upon retirement. The amount of the Supplemental Plan benefit for any covered individual will be the amount of the individual's retirement benefit determined under the Retirement Plan, but determined (a) without regard to the limitations on such benefits contained in the Code, and (b) by adding to the individual's highest average base compensation the average of the amounts (if any) of the individual's five largest (not necessarily consecutive) awards under the Short-Term Plan, Long-Term Plan and the Annual Performance Plan during the 10 calendar years completed prior to retirement, less the sum of (i) amounts payable to the individual under the Retirement Plan plus (ii) amounts payable to the individual under any corporate program which is deemed to be another offset program to the Supplemental Plan, as determined by the Committee of the Board of Directors. The amount of the Supplemental Plan benefit may, in the discretion of such Committee, be paid to the individual in a lump sum.

  The Supplemental Plan also provides supplemental disability benefits and supplemental surviving spouse benefits. All benefits under the Supplemental Plan are computed on the basis of the individual's retirement at age 65 (or age 62 if he has 20 years of vesting service), and if an individual otherwise entitled to receive benefits under the Supplemental Plan retires prior to attaining said age, Supplemental Plan benefits will be reduced in accordance with a formula dependent upon the individual's age and years of service with National City at the time such benefits commence, subject, however, to such reduction being waived by that Committee.

  In the event of a change in control of National City, the Supplemental Plan provides for the vesting of all accrued benefits.

GRANTOR TRUST

  The Board of Directors has authorized the establishment of a trust to hold assets for the payment of benefits for unfunded deferred compensation for executives under the Short-Term Plan, the Long-Term Plan, the Supplemental Plan, the Executive Plan, and the split dollar life insurance agreements.

---------------------------------------------------------------------------------------------------------------------

                               PENSION PLAN TABLE

                                                        YEARS OF BENEFIT SERVICE
   AVERAGE BASE     -------------------------------------------------------------------------------------------------
   COMPENSATION       10 YEARS         15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
---------------------------------------------------------------------------------------------------------------------
    $   25,000        $    3,125       $    4,687       $    6,250       $    7,812       $    9,375       $   10,937
        50,000             7,373           11,060           14,747           18,434           22,120           25,807
       100,000            16,124           24,185           32,248           40,310           48,371           56,433
       200,000            33,623           50,435           67,247           84,059          100,870          117,682
       400,000            68,624          102,936          137,248          171,560          205,871          240,183
       600,000           103,624          155,436          207,248          259,059          310,873          362,685
       800,000           138,623          207,935          277,247          346,559          415,870          485,182
     1,000,000           173,624          260,436          347,248          434,060          520,871          607,683
     1,200,000           208,624          312,936          417,248          521,561          625,873          730,185
---------------------------------------------------------------------------------------------------------------------


Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Executive Retirement Plan. The Social Security Taxable Wage Base (as defined in the Retirement Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year. For example, the 1997 Social Security Taxable Wage Base and the $160,000 annual compensation limit for 1997 will not be applied until the Plan Year beginning October 1, 1997 and ending September 31, 1998. "Plan Year" under and as defined in the Retirement Plan is the 12 month period of time from the first day of October to the last day of September, annually.
--------------------------------------------------------------------------------

  Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under both the Retirement Plan and the Supplemental Plan for the five individuals named in the Summary Compensation Table would be: David A. Daberko, 35 years; William R. Robertson, 35 years; Vincent A. DiGirolamo, 35 years; Robert G. Siefers, 35 years, and William E. MacDonald, 35 years.

NATIONAL CITY STOCKHOLDER PROPOSALS

  Holders of National City Common who wish to make a proposal to be included in National City's Proxy Statement and Proxy for National City's 1998 Annual Meeting of Stockholders which, unless changed, is scheduled to be held on April 27, 1998, in Pittsburgh, Pennsylvania must cause such proposal to be received by National City at its principal office not later than October 29, 1997. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of National City Common owned, and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National City's 1998 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City's 1998 Annual Meeting of Stockholders.

TRANSACTIONS WITH MANAGEMENT

  Certain of National City's directors, executive officers, and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 1996. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers, and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments, and sales of commercial paper involving executive officers, directors, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or other unfavorable features.

VOTING

  A quorum is required for the transaction of business by stockholders at the meeting. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The adoption of the National City Corporation 1997 Stock Option Plan, the adoption of the National City Corporation 1997 Restricted Stock Plan and the approval of the selection of Ernst & Young LLP as independent auditors for 1997, require the affirmative vote of the holders of a majority of the shares which are present in person or represented by proxy and entitled to vote at the 1997 Annual Meeting. The approval of the proposal to increase the total number of shares of National City Corporation's authorized capital stock from 355,000,000 to 705,000,000 requires the favorable vote of the holders of shares representing a majority of the issued and outstanding National City Common. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of shares present in person or represented by proxy at the meeting and will have no impact on the election of directors, the adoption of the National City Corporation 1997 Stock Option Plan, the adoption of the National City Corporation 1997 Restricted Stock Plan, and the selection of independent auditors. Shares not voted on proxies returned by brokers will have the same effect as a vote against the proposal to increase the total number of shares of National City Corporation's authorized capital stock from 355,000,000 to 705,000,000 since such shares are not voted in favor of the proposal and the proposal requires an affirmative vote by a majority of the shares outstanding.

GENERAL

  The costs of solicitation of proxies will be borne by National City. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National City or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National City has retained Corporate Investor Communications, Inc. ("CIC") to assist in such solicitation. The fee of CIC is estimated not to exceed $6,500.00, plus reasonable out-of-pocket costs and expenses. National City does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National City subsidiaries acting through their nominees or acting as a fiduciary.

  Management of National City is not aware of any matter which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                          By Order of the Board of Directors

                                          DAVID L. ZOELLER
                                          Secretary
                                          February 26, 1997

                            Notice of Annual Meeting

                                      and

                                Proxy Statement



                         Annual Meeting of Stockholders

                                 to be held on

                                 April 14, 1997


   National City Corporation
           [LOGO]
   1900 East Ninth Street
  Cleveland, Ohio 44114-3484

                                                                       EXHIBIT A

                           NATIONAL CITY CORPORATION

                             1997 STOCK OPTION PLAN

  1. PURPOSES. The purposes of this 1997 Stock Option Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by Eligible Employees of National City Corporation ("National City") or any of its Subsidiaries, and to provide to designated Optionees under stock options heretofore or hereafter granted pursuant to any stock option plan of National City or any of its Subsidiaries an alternative method of realizing the benefits provided by such stock options.

  2. DEFINITIONS. As used in this Plan,

  (a) "Additional Option" means an Option Right granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of already owned Common Stock relinquished by the Optionee as payment of the exercise price upon exercise of an Option Right and/or the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option as described in Section 5.

  (b) "Additional Option Feature" means a feature of an Option that provides for the automatic grant of an Additional Option in accordance with the provisions described in Section 5.

  (c) The term "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

  (d) The term "Board of Directors" means the Board of Directors of National
City.

  (e) The term "Committee" means the Committee provided for in Paragraph 10(a) of this Plan.

  (f) The term "Common Stock" means Common Stock, par value $4 per share, of National City or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 7 of this Plan.

  (g) The term "Eligible Employees" means persons who are at the time the officers (including officers who are members of the Board of Directors) and other key employees of National City or of any of its Subsidiaries.

  (h) The term "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (i) The term "Incentive Stock Option" means an Option Right granted by National City to an Eligible Employee, which Option Right is intended to qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code.

  (j) The term "Market Value per Share" means, at any date, the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on that date as reported by the Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board of Directors using quotations in such other market.

  (k) The term "Optionee" shall mean the optionee named in an agreement evidencing an Outstanding Option.

  (l) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

  (m) The term "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by National City or any of its Subsidiaries pursuant to this Plan or any other stock option plan of National City or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into National City and where National City has by action of its Board of Directors, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has not been exercised and has not terminated.

  (n) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

  (o) The term "Subsidiary" shall mean any corporation in which at the time National City owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

  3. SHARES AVAILABLE UNDER PLAN.

  (a) The shares of Common Stock which may be made the subject of Option Rights and Appreciation Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

  (b) Subject to adjustments in accordance with Paragraph 8 of this Plan, the maximum number of shares of Common Stock which may be sold upon the exercise of Option Rights granted pursuant to this Plan shall be 15,000,000 shares of Common Stock which are made available for sale by virtue of this Plan. For purposes of determining the number of shares that may be sold under the Plan, such number shall increase by the number of shares surrendered by an optionee or relinquished to National City (a) in connection with the exercise of an Option Right or (b) in payment of federal, state and local income tax withholding liabilities upon exercise of an Option Right.

  (c) Subject to adjustments in accordance with Paragraph 8 of this Plan, the maximum number of shares of Common Stock which may be delivered upon the exercise of Appreciation Rights granted pursuant to this Plan shall not exceed 15,000,000.

  (d) Shares covered by Option Rights cancelled upon exercise of Appreciation Rights shall not be available for the granting of further Option Rights under this Plan or under any other stock option plan of National City or of any of its Subsidiaries, anything in this Plan or such other stock option plan to the contrary notwithstanding.

  4. GRANTS OF OPTION RIGHTS. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

  (b) Each grant shall specify an option price per share not less than the Market Value per Share on the date of grant.

  (c) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be granted under this plan, in the aggregate, more than 3,000,000 Option Rights or Appreciation Rights, subject to adjustment pursuant to Paragraph 8 of this Plan over any ten year period.

  (d) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.

  (e) The date of grant of each Option Right shall be the date of its authorization by the Board of Directors, except that the date of grant of an Additional Option shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

  (f) Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to National City by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment.

  (g) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

  (h) No Option Rights, intended to be an Incentive Stock Option, shall be granted hereunder to any Optionee which would allow the aggregate fair market (determined at the time the Option Rights are granted) of the stock subject of Option Rights, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. If National City shall ever be deemed to have a "parent," as such term is used in Section 422A of the Internal Revenue Code, as amended, then Option Rights intended to be Incentive Stock Options, granted under such parent's Stock Option plans, shall be included in the definition of Option Rights for the purpose of determining the $100,000 limitation.

  5. ADDITIONAL OPTION.

  (a) The Board of Directors may, at or after the date of grant of Option Rights, grant Additional Options. Additional Options may be granted with respect to any Outstanding Option.

  (b) If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws (at withholding rates not to exceed the Optionee's applicable marginal tax rates) in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

  (1) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of the previously granted Outstanding Option to which such Additional Option Feature relates and (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the option to which such Additional Option Feature relates;

  (2) The Additional Option will not have an Additional Option Feature unless the Board of Directors directs otherwise;

  (3) The Additional Option option price shall be 100% of the Market Value per Share on the date the employee delivers shares of Common Stock to exercise the Option that has the Additional Option Feature and/or delivers or forfeits shares of Common Stock in payment of income tax withholding on the exercise of an Option that has the Additional Option Feature;

  (4) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

  6. GRANTS OF APPRECIATION RIGHTS. The Board of Directors may from time to time authorize the granting of Appreciation Rights in respect of any or all of the Option Rights under any Outstanding Option (including Options Rights simultaneously granted) to the Optionee thereunder. An Appreciation Right shall be a right in the Optionee to receive from National City an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. To the extent such Optionee elects to exercise such Appreciation Right instead of the related Option Right, the related Option Right shall be cancelled, and vice versa. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Any grant may permit the exercise of an Appreciation Right with respect to the value of shares of Common Stock covered by the related Option Rights.

  (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by National City in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.

  (c) Each grant shall provide that the maximum number of shares of Common Stock deliverable upon exercise of an Appreciation Right may not exceed the number of shares of Common Stock purchasable upon exercise of the related Option Rights.

  (d) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Right is also exercisable.

  (e) Each grant of an Appreciation Right shall be evidenced by an agreement executed on behalf of National City by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Optionee, which agreement shall describe such Appreciation Right, identify the related Option Rights, state that such Appreciation Right is subject to all the terms and conditions of this Plan, including the right of the Board of Directors to amend, suspend or terminate such Appreciation Right as set forth in Paragraph 11(c) of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

  7. TRANSFERABILITY. Except as otherwise provided for by the Board of Directors, no Option Right including any related Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Unless the Board of Directors directs otherwise, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

  8. ADJUSTMENTS. The Board of Directors may make or provide for such adjustments in the maximum numbers and kind of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan, in the numbers and kind of shares of Common Stock covered by Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable under such Option Rights and Appreciation Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

  9. FRACTIONAL SHARES. National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

  10. ADMINISTRATION OF THE PLAN.

  (a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation and Organization Committee of the Board of Directors of not less than three Directors appointed by the Board of Directors. To the extent of such delegation, references herein to the "Board of Directors" shall include the Compensation and Organization Committee.

  (b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement evidencing the grant of Option Rights or Appreciation Rights and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

  11. AMENDMENTS, ETC.

  (a) This Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of National City no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of this Plan (except that adjustments authorized by Paragraph 8 of this Plan shall not be limited by this provision),
(ii) change the definition of "Eligible Employees", or (iii) materially increase the benefits accruing to Optionees hereunder.

  (b) Except as provided in section 8 of the Plan, the Committee shall not, without the further approval of stockholders of National City, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower option price (except as provided by sections 5 and 8 of this Plan) without the further approval of the stockholders of National City.

  (c) The Board of Directors may at any time amend, suspend or terminate any agreement evidencing Appreciation Rights granted under this Plan; in the case of an amendment, the amended Appreciation Right shall conform to the provisions of this Plan.

  (d) In the case of any Option or Appreciation Right not immediately exercisable in full, the Board of Directors in its discretion may accelerate the time at which Option or Appreciation Rights may be exercised.

  12. ASSUMPTIONS.

  (a) In the event that a corporation is merged into National City, and National City is the survivor of such merger, the Board of Directors may elect, in its sole discretion, to assume under this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board of Directors may determine in its sole discretion, provided, however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide or contain under Sections 2 through 10 hereunder.

  13. MISCELLANEOUS.

  (a) All expenses and costs in connection with the operation of the Plan shall be borne by National City.

  (b) This Plan shall be construed in accordance with and governed by the internal substantive laws of the State of Delaware.

  (c) This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

                                                                       EXHIBIT B

                           NATIONAL CITY CORPORATION

                           1997 RESTRICTED STOCK PLAN

                                   ARTICLE 1.

                       ESTABLISHMENT AND PURPOSE OF PLAN

  1.1 ESTABLISHMENT OF THE PLAN. National City Corporation hereby establishes the National City Corporation 1997 Restricted Stock Plan (herein referred to as the "Plan"). The Plan shall become effective upon the later of (i) when approved by the stockholders of National City and (ii) when adopted by the Board of Directors of National City, and shall remain in effect as provided.

  1.2 PURPOSE. The purpose of the Plan is to maximize the returns to the stockholders and promote the long-term profitability and success of National City by providing equity interests and equity based incentives in National City to key employees and members of the boards of directors of National City and its subsidiaries and by providing alternate means of compensation.

  1.3 OPERATION OF THE PLAN. The Plan shall be administered by the Committee.

                                   ARTICLE 2.

                                  DEFINITIONS

  2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

  (a) "Active Participant" shall mean an Eligible Person who is approved by the Committee for participation in the Plan.

  (b) "Award" means the grant to a Participant of a certain number of shares of Restricted Stock.

  (c) "Award Agreement" means the written agreement between the Participant and National City relating to the Award of Restricted Stock to the Participant.

  (d) "Board" means the Board of Directors of National City.

  (e) "Change in Control" shall have the meaning set forth in Section 9.2.

  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  (g) "Committee" means the Compensation and Organization Committee of the Board, a subcommittee of the Compensation and Organization Committee, or another committee of Directors of National City appointed by the Board to serve as the committee responsible for administering of the Plan.

  (h) "Common Stock" means the Common Stock, $4.00 par value per share, of National City or any other securities into which the Common Stock may be converted or for which they may be exchanged as contemplated by Section 3.3.

  (i) "Director" means an elected or appointed member of the Board of Directors of National City, but does not include any honorary member of the Board of Directors of National City or other person not entitled as a matter of law to vote and otherwise participate in regular meetings of the Board of Directors of National City.

  (j) "Director Year" means a period of time commencing on the date of the Corporation's Annual Meeting of Stockholders for any fiscal year of National City and ending on the day before National City's Annual Meeting of Stockholders for its next immediately ensuing fiscal year.

  (k) "Disability" means, as to a specific Participant, permanent disability as defined in the provisions of the Award Agreement relating to that Participant.

  (l) "Early Retirement" means, as to a specific Participant, early retirement as defined in the provisions of the Award Agreement relating to that Participant.

  (m) "Eligible Person" means an Employee or a Subsidiary Director.

  (n) "Employee" means an individual employed by National City or any Subsidiary. A member of the Board of Directors of National City who is not otherwise an Employee shall not be deemed an Employee of National City for purposes of this Plan.

  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as in effect from time to time.

  (p) "Fair Market Value" means, as of any given date and unless otherwise determined by the Committee, the closing price, per share, of the shares of Common Stock on the New York Stock Exchange on that date, as reported by the Wall Street Journal.

  (q) "National City" means National City Corporation, a Delaware Corporation, or any successor.

  (r) "Normal Retirement" means, as to a specific Participant, normal retirement as defined in the provisions of the Award Agreement relating to that Participant.

  (s) "Participant" means and includes all persons who are then registered owners of Restricted Stock.

  (t) "Plan Restrictions" means the restrictions set forth in Article 5 or 6 hereof on any transfer of Common Stock, or any interest therein, which is the subject of an Award granted hereunder.

  (u) "Restricted Period" means that period of time, as determined pursuant to the Plan, during which the Common Stock subject of an Award is not transferable by reason of Plan Restrictions.

  (v) "Restricted Stock" means shares of Common Stock the transfer or alienation of which are restricted by reason of Plan Restrictions.

  (w) "Retirement" means: with respect to Employees, Normal Retirement or Early retirement as defined hereby; with respect to Subsidiary Directors, as defined in the provisions of the Award Agreement relating to each Subsidiary Director; and with respect to Directors who are not employees of National City or its subsidiaries, that point in time when a director is no longer eligible to stand for reelection as a Director pursuant to Article III of National City's First Restatement of By-Laws.

  (x) "Subsidiary" means any corporation (other than National City) in an unbroken chain of corporations beginning with National City if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

  (y) "Subsidiary Director" means an elected or appointed member of the board of directors of any Subsidiary, but does not include any person who is an Employee or a Director.

  2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                                   ARTICLE 3.

                             STOCK SUBJECT TO PLAN

  3.1 AUTHORIZED AMOUNT. Subject to adjustment as provided by this Plan, the total number of shares of Common Stock reserved and available for distribution under the Plan shall be one million five hundred thousand (1,500,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

  3.2 EFFECT OF FORFEITURES. If any Participant forfeits any shares of Restricted Stock that are subject to any Award granted hereunder, or any such Award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, such shares shall again be available for distribution in connection with future Awards under the Plan.

  3.3 ADJUSTMENTS. In event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of National City, merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee may make such substitution or adjustment in the aggregate number of shares of Common Stock and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding Awards granted under the Plan in the aggregate or to any Participant and in the number of shares specified in Section 4.2 hereof, all as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

  3.4 FRACTIONAL SHARES. National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.

                                   ARTICLE 4.

                         ELIGIBILITY AND PARTICIPATION

  4.1 ELIGIBILITY. The Committee shall, from time to time, determine those Eligible Persons who are to receive Awards hereunder. Except as set forth in
Article 5 hereof, individuals who are appointed or elected as a Director but who are not otherwise an Employee shall only be eligible to receive Awards pursuant to Article 5 of the Plan.

  4.2 LIMITATION. No Participant shall have granted to him or to her, or on his or on her behalf, in one or more Awards, more than two hundred twenty-five thousand (225,000) shares of Common Stock in the aggregate under this Plan.

  4.3 TERMINATION. If a Participant ceases to be an Eligible Person during a Restricted Period, the Award Agreement shall provide the extent to which the Plan Restrictions on the Restricted Stock, or any portion thereof, subject of such Award Agreement shall lapse or whether all or any portion of such Restricted Stock shall be forfeited. Restricted Stock which is forfeited shall be returned to National City from the escrow established under Section 6.9, and the Participant shall have no further interest in such stock.

                                   ARTICLE 5.

                                   DIRECTORS

  5.1 DIRECTOR ELIGIBILITY. Annually, during each Director Year, each Director who is not then an Employee of National City or any Subsidiary shall be entitled to an Award as provided by this Article 5, provided that no Director shall be entitled to any Award if (i) there are not a sufficient number of shares of Common Stock hereunder to make a full Award to Directors in such Director Year,
(ii) if the Plan has been terminated or (iii) if the Committee determines to terminate Director Awards.

  5.2 AMOUNT OF AWARD. Unless otherwise determined by the full Board from time to time, in the Director Year in which the Director is first elected or appointed as a Director, the Director shall be granted an Award of one thousand (1,000) shares of Restricted Stock. In each following Director Year when the individual is re-elected or re-appointed a Director of National City, such Director shall be granted an Award of two hundred (200) shares of Restricted Stock.

  5.3 OFFSET. Any director award provided for under Section 5.2 of this Plan shall be reduced by the number of shares of Restricted Stock awarded to such Director pursuant to the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan as such plan may be amended from time to time.

  5.4 GRANT OF AWARDS. Awards to Directors shall be granted in accordance with Sections 5.1 and 5.2 hereof, and the date of any Award shall be the actual date of election or appointment, as the case may be, of the grantee as a Director. No Award Agreement with a Director shall grant to that Director any benefits not expressly provided by this Article 5, nor shall it limit the Director's rights to receive dividends on or to vote the Restricted Stock subject of that Award Agreement. The number of shares awarded in any future grants under this section 5.3 shall be adjusted by the Committee as equitably required to prevent dilution or enlargement of the award to Directors that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

  5.5 TERM OF RESTRICTIONS.

  (a) The Restricted Period, with respect to the Plan Restrictions on any Award to a Director under this Article 5, shall terminate, and the Plan Restrictions on all Restricted Stock shall fully expire, on the earlier of (i) such Director's death, (ii) such Director's Disability, (iii) a Change in Control or
(iv) a date nine months after the date of the award.

  (b) If a Director shall resign, or otherwise no longer be a member of the Board for reasons other than those set forth in subsection 5.4(a) of this Plan, then the director's interest in all shares of Restricted Stock previously awarded to him under this Article 5 shall be terminated and such Restricted Stock shall be forfeited and returned to National City.

                                   ARTICLE 6.

                                     AWARDS

  6.1 GENERAL. The Committee shall, from time to time, designate those Eligible Persons to be granted Awards under the Plan, the number of shares of Restricted Stock to be granted in an Award to an Eligible Person, the terms upon which the Plan Restrictions on any Restricted Stock shall lapse and the Restricted Stock will become freely transferable, and such other conditions as the Committee may deem appropriate. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 6.4 hereof.

  6.2 LIMITATION.

  (a) Except as expressly provided by Article 5 with respect to Awards to Directors, the Plan Restrictions established by Section 6.4 hereof on any Award may be of any length of time as determined by the Committee.

  (b) No grants of Awards under the Plan may be made after ten (10) years from the date the Plan becomes effective.

  6.3 ADDITIONAL RESTRICTIONS. Restricted Stock Awards shall be expressly subject to the terms and conditions of this Article 6, but the Committee may establish additional restrictions on the transfer of the Common Stock subject of any Award.

  6.4 PLAN RESTRICTIONS. During the Restricted Period for any Award, a Participant may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of

Restricted Stock subject of the Award, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock or any interest therein, in derogation of these restrictions shall result in a forfeiture to National City of all Restricted Stock subject to such attempted transfer.

  6.5 STOCKHOLDER RIGHTS. All Restricted Stock shall be registered in the stockholder records of National City in the name of the Participant to whom the Award was made. Except for Plan Restrictions, and except for any additional restrictions contained in the Award Agreement including any assignment of rights to dividends payable from time to time on the Restricted Stock (cash or property), the Participant shall have all rights of a holder of Common Stock.

  6.6 AWARD AGREEMENT. Each Participant granted an Award of Restricted Stock shall enter into an Award Agreement with National City in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the Award Agreement by the grantee of the Award shall be a condition precedent to the registration in the name of the grantee of the Restricted Stock subject to the Award. A failure to execute and deliver the Award Agreement within sixty (60) days after the grant of an Award may terminate the Award upon the determination of the Committee. The Award Agreement may, but need not, allow the Plan Restrictions to lapse serially or in total over any period of time as selected by the Committee. If any Participant forfeits any shares of Restricted Stock that are subject to any Award, or any such award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, the Participant shall have no further interest in such Restricted Stock, if any.

  6.7 LEGEND. Each certificate issued in respect of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited with National City pursuant to Section 6.9 hereof together with a stock power endorsed in blank and signed by the Participant and shall bear the following (or a similar) legend:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National City Corporation 1997 Restricted Stock Plan and in an Agreement entered into between the registered owner hereof and National City Corporation."

  6.8 LAPSE OF RESTRICTIONS. When the Plan Restrictions imposed by this Article 6 expire or have otherwise been satisfied with respect to one or more shares of Restricted Stock, subject to Section 11.2 hereof, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) within sixty (60) days thereafter Common Stock without the Legend referred to in
Section 6.7 hereof and free of Plan Restrictions. The number of shares of Common Stock to be released shall be the same number as to which the Plan Restrictions have lapsed. At that time, the Award Agreement referred to in Section 6.6 as it relates to such shares of Common Stock delivered to the Participant shall be terminated.

  6.9 ESCROW. Certificates representing shares of Restricted Stock which are the subject of an Award shall be physically held by National City, or its nominee, during the Restricted Period. Upon the termination of the Restricted Period, National City shall cause the certificate representing the shares of Common Stock subject of the Award to be reissued. If the Plan Restrictions have been satisfied as to any shares of Restricted Stock, such shares shall be removed from escrow and delivered to National City for reissuance and delivery of Common Stock in the name of the Participant in accordance with Section 6.8. If any shares of Restricted Stock are to be forfeited, such shares shall be delivered to National City for reissuance in the name of National City.

                                   ARTICLE 7.

                             RIGHTS OF PARTICIPANTS

  7.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of National City to terminate a Participant's employment at any time with National City or any Subsidiary nor confer upon any Participant any right to continue in the employ of National City.

  7.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, assigned, encumbered or transferred in any manner, either voluntarily or involuntarily, and any attempt to alienate, sell, transfer, assign, pledge encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

                                   ARTICLE 8.

                                 ADMINISTRATION

  8.1 ADMINISTRATION. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. Except as expressly provided by
Article 5 hereof, the procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon participants nor place obligations upon either the Board or National City, and accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

  The Committee's interpretation of this Plan or of any term of an Award granted pursuant thereto shall be final and binding on all Participants.

  The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee may elect to defer the effective date of the Plan or the granting of any Award or the lapsing of any Plan Restrictions, if the Committee determines that such actions may be necessary to be in compliance with any State or Federal statute, regulatory authority or judicial order.

  The Committee shall have full power and authority to interpret, construe and administer the Plan and all Awards Agreements and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

  The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

  No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan or any Award Agreement unless attributable to his or her own willful misconduct or lack of good faith.

  8.2 MEMBERSHIP. No member of the Committee shall be an Employee of National City or of any of its subsidiaries.

                                   ARTICLE 9.

                               CHANGE IN CONTROL

  9.1 TREATMENT OF AWARDS. In the event of a change in Control all Plan Restrictions shall lapse and be of no further force or effect and National City shall cause all outstanding Restricted Stock to be exchanged for Common Stock free of the legend set forth in Section 6.7 and of the Plan Restrictions.

  9.2 DEFINITION OF CHANGE IN CONTROL. Change in Control shall mean the occurrence of any of the following events:

  (a) National City is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

  (b) National City sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting stock immediately prior to such sale or transfer;

  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the Voting Stock;

  (d) National City files a report or proxy statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, disclosing in response to Form 8-K or

Schedule 14A (or any successor schedule, form or report item therein) that a change in control of National City has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

  (e) If, during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (e) each Director who is first elected, or first nominated for election by National City's stockholders, by a vote of at least two-thirds of the Directors (or a committee thereof) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

  Notwithstanding the foregoing provision of paragraphs (c) or (d) above unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of paragraphs (c) or (d) above, solely because (1) National City, (2) an entity in which National City directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of National City or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because National City reports that a change in control of National City has occurred or will occur in the future by reason of such beneficial ownership.

  9.3 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving National City or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be Implementation Date of such Change in Control.

  9.4 IMPLEMENTATION DATE OF CHANGE IN CONTROL. The "Implementation Date" shall be the earliest to occur of the events specified in subsections (a), (b), (c),
(d) or (e) of Section 9.2.

                                  ARTICLE 10.

                            AMENDMENT OR TERMINATION

  10.1 AMENDMENT. The Committee may amend any provision of this Plan or any agreement thereunder at any time; provided, however, that without the approval of the stockholders of National City, no amendment may be made that would increase the maximum number of shares to be granted under the Plan either in aggregate or individually (except that adjustments authorized by Paragraph 3.3 of this Plan shall not be limited by this provision), or extend the term during which Awards may be granted under the Plan. The Board shall also have the right to terminate the Plan or Article 5 hereof at any time. If the Plan is terminated, Awards previously made shall nevertheless continue in accordance with the provisions of the Plan and Award Agreement as in effect prior to the Plan's termination.

  10.2 OMISSION. The Committee may for any period of time refrain from designating any Participants or may refrain from making any Awards, but such action shall not be deemed a termination of the Plan. No employee shall have any claim or right to be granted Awards under the Plan.

                                  ARTICLE 11.

                                 MISCELLANEOUS

  11.1 EXPENSE. All expenses and costs in connection with the operation of the Plan shall be borne by National City.

  11.2 WITHHOLDING TAXES. National City shall be entitled to take appropriate measures to withhold from the shares of Common Stock becoming free of Plan Restrictions or to otherwise obtain from the Participant sufficient sums for the amount National City deems necessary to satisfy any applicable Federal, state and local income tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations.

  11.3 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

  11.4 PLAN BINDING NATIONAL CITY, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

                                                                       EXHIBIT C

                     PROPOSED AMENDMENT TO NATIONAL CITY'S
                     RESTATED CERTIFICATE OF INCORPORATION
                      INCREASING THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
                                   PROPOSAL 4

  RESOLVED, that the Restated Certificate of Incorporation of National City Corporation, a Delaware Corporation, shall be, and it hereby is, amended by deleting all of the present first paragraph under Article FOURTH thereof and by inserting, in lieu thereof, a new first paragraph to Article FOURTH, providing in its entirety as follows:

     FOURTH: The Corporation is authorized to issue a total of seven hundred five million (705,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, seven hundred million (700,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.

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    P
    R       [logo]
    O       National City Corporation
    X
    Y

                                             PROXY SOLICITED ON BEHALF OF THE
                                          BOARD OF DIRECTORS FOR APRIL 14, 1997
                                                      ANNUAL MEETING
              The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National City which the undersigned is entitled to vote at the Annual Meeting of Stockholders of National City to be held on April 14, 1997 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:
          1. THE ELECTION OF DIRECTORS

               FOR all nominees listed below  [ ]     WITHHOLD AUTHORITY  [ ]
                 (except as otherwise marked below)     to vote for all nominees
               listed below
               S. H. Austin, C. H. Bowman, E. B. Brandon, J. G. Breen, J. S. Broadhurst, D. E. Collins, D. A. Daberko, D. E. Evans, O. N. Frenzel, B. F. Healy, J. H. Lemieux, W. B. Lundsford, R. A. Paul,
               W. F. Roemer, W. R. Robertson, M. A. Schuler, S. A. Stitle and M. Weiss.

               (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. ADOPT THE NATIONAL CITY CORPORATION 1997 STOCK OPTION PLAN

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          3. ADOPT THE NATIONAL CITY CORPORATION 1997 RESTRICTED STOCK PLAN

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                             (Continued, and to be signed, on the reverse side.)

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Proxy No.                (Continued from reverse side.)                Shares

         4. APPROVE THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         5. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE NATIONAL CITY CORPORATION 1997 STOCK OPTION PLAN, FOR THE ADOPTION OF THE NATIONAL CITY CORPORATION 1997 RESTRICTED STOCK PLAN, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK AND FOR THE SELECTION OF ERNST & YOUNG LLP.

                                                    Dated , 1997

                                                    ----------------------------

                                                    ----------------------------
                                                            (Sign here)
                                                    INSTRUCTIONS: Please sign
                                                    exactly as shown hereon.
                                                    When signing as a fiduciary
                                                    or on behalf of a
                                                    corporation, bank, trust
                                                    company, or other similar
                                                    entity, your title or
                                                    capacity should be shown.

                                     PLEASE SIGN, DATE, AND RETURN YOUR PROXY
                                                 PROMPTLY IN THE
                                    ENCLOSED ENVELOPE TO STOCK TRANSFER DEPT.,
                                                      (NCC),
                                  NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND,
                                                 OHIO 44193-0900.

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